                        SCHEDULE 14A
                       (Rule 14a-101)
          INFORMATION REQUIRED IN PROXY STATEMENT

                  SCHEDULE 14A INFORMATION
      Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934

Filed by Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to  240.14a-12

GARDNER DENVER, INC.

.........................................................................
(Name of Registrant as Specified In Its Charter)

.........................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1) Title of each class of securities to which transaction applies:

         ...............................................................

      2) Aggregate number of securities to which transaction applies:

         ...............................................................

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined.):

         ...............................................................

      4) Proposed maximum aggregate value of transaction:

         ...............................................................

      5) Total fee paid:

         ...............................................................

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:

         ...............................................................

      2) Form Schedule or Registration Statement No.:

         ...............................................................

      3) Filing Party:

         ...............................................................

      4) Date Filed:

         ...............................................................

[GARDNER DENVER LOGO]

                                                      March 22, 2002

TO OUR STOCKHOLDERS:

    You are cordially invited to attend the 2002 Annual Meeting of Stockholders on Tuesday, May 7, 2002 at 1:30 p.m., at the Holiday
Inn Quincy, 201 South Third Street, Quincy, Illinois.

    The attached Notice and Proxy Statement describe the business of the meeting. After the transaction of formal business, a question and answer period will follow.

    We look forward to a significant vote of the Common Stock, either in person or by proxy. This year, three convenient ways to vote your proxy are offered by Gardner Denver. If you are a stockholder of record, you may use the toll-free telephone number on the proxy card to vote your shares. You may also vote your shares via the Internet by following the simple instructions on the proxy card. If you prefer, simply complete, date, sign and return your proxy card in the enclosed stamped and addressed envelope. Regardless of your method of voting, you may revoke your proxy and vote in person if you decide to attend the Annual Meeting. Your support is appreciated, and we hope that you will be able to join us at the May 7 meeting.

                                         Cordially,

                                         /s/ Ross J. Centanni

                                         Ross J. Centanni
                                         Chairman, President and
                                           Chief Executive Officer

                        GARDNER DENVER, INC.
                      1800 GARDNER EXPRESSWAY
                       QUINCY, ILLINOIS 62305

           NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS

    The 2002 Annual Meeting of Stockholders of Gardner Denver, Inc. (the "Company") will be held at the Holiday Inn Quincy, 201 South
Third Street, Quincy, Illinois on Tuesday, May 7, 2002 at
1:30 p.m., for the following purposes:

    1. To elect two directors to serve for a three-year term each;

    2. To amend the Company's Long-Term Incentive Plan; and

    3. To transact such other business as may properly come before the meeting.

    Stockholders of record at the close of business on March 8, 2002, are entitled to notice of and to vote at the meeting. Stockholders of record may vote their proxy by completing the enclosed proxy card, calling the toll-free number indicated on the proxy card, or accessing the Internet web site specified in the instructions included on the proxy card. A stockholder may revoke a proxy at any time before it is voted at the meeting by following the procedures described in the attached Proxy Statement.

                                FOR THE BOARD OF DIRECTORS

                                Tracy D. Pagliara
                                Vice President, General Counsel and Secretary

Quincy, Illinois
March 22, 2002

                      RETURN OF PROXIES REQUESTED
        ---------------------------------------------------------
             TO ASSURE YOUR REPRESENTATION AT THE MEETING,
             PLEASE (1) SIGN, DATE AND PROMPTLY MAIL THE
             ENCLOSED PROXY CARD, FOR WHICH A RETURN ENVELOPE
             IS PROVIDED; (2) CALL THE TOLL-FREE NUMBER
             INDICATED ON THE ENCLOSED PROXY CARD; OR
             (3) ACCESS THE INTERNET WEB SITE SPECIFIED IN THE INSTRUCTIONS ON THE PROXY CARD.
        ---------------------------------------------------------

                        GARDNER DENVER, INC.
                      1800 GARDNER EXPRESSWAY
                       QUINCY, ILLINOIS 62305

                          PROXY STATEMENT

                        GENERAL INFORMATION

    The accompanying proxy is solicited by the Board of Directors of Gardner Denver, Inc. (the "Company" or "Gardner Denver") and will be voted in accordance with the instruction given (either in a signed proxy card or voted through the toll-free telephone or Internet procedures described below) and not revoked. A stockholder may revoke a proxy at any time before it is voted by (1) giving notice to the Company in writing, (2) submitting another proxy that is properly signed and later dated, or (3) voting in person at the meeting. Attendance at the meeting will not in and of itself revoke a proxy.

    This Proxy Statement and the enclosed proxy card were first mailed to stockholders on or about March 22, 2002. The record date for determining the stockholders entitled to vote at the meeting was the close of business on March 8, 2002 (the "Record Date"). On that date, the outstanding voting securities of the Company were 15,785,096 shares of Common Stock, par value $0.01 ("Common Stock"). Each share of Common Stock is entitled to one vote. A majority of the outstanding shares of Common Stock is required to establish a quorum. The enclosed proxy card indicates on its face the total number of shares of Common Stock registered in your name on the Record Date, whether held in book entry or certificate form.

    The Company is not aware of any matter that will be presented to the meeting for action on the part of the stockholders other than that stated in the notice. If any other matter is properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote the shares to which the proxy relates in accordance with their best judgment. Abstentions will be considered present at the meeting for purposes of determining a quorum with respect to items brought before the meeting but will not be counted as voting for or against the proposal to which it relates.

    Brokers holding shares for beneficial owners must vote these shares according to specific instructions received from the owner. If specific instructions are not received, brokers may vote these shares in their discretion on certain routine matters, such as the election of directors. However, the New York Stock Exchange rules preclude brokers from exercising their voting discretion on certain proposals. In these cases, if they have not received specific instructions from the beneficial owner, brokers may not vote on the proposals, resulting in what is known as a "broker non-vote." Any "broker non-vote" will be considered present for quorum purposes with respect to items brought before the meeting but will not be counted as voting for or against the proposal to which it relates.

    Stockholders of record may vote using the toll-free number listed on the proxy card, or via the Internet or they may complete, sign, date and mail the enclosed proxy card in the postage paid envelope provided. The telephone and Internet voting procedures are designed to authenticate stockholders' identities. The procedures allow stockholders to give their voting instructions and confirm that their instructions have been properly recorded. Specific instructions to be followed by any stockholder of record interested in voting by telephone or the Internet are set forth on the enclosed proxy card.

    Stockholders may vote by telephone or through the Internet 24 hours a day, 7 days a week. Telephone or Internet votes must be received by 12:00 midnight Eastern time on May 6, 2002 for all shares of Common Stock, except shares held in the Gardner Denver, Inc. Retirement Savings Plan (and the Gardner Denver Supplemental Excess Defined Contribution Plan) and/or the Gardner Denver, Inc. Savings Plan (the "Savings Plans").

    Shares of Common Stock held in the Savings Plans will be voted by UMB Bank, N.A. ("UMB Bank"), as trustee of the Savings Plans. The enclosed proxy card includes the number of equivalent shares credited to your account. Voting instructions to UMB Bank regarding your Savings Plans shares must be received by 12:00 midnight Eastern time on May 3, 2002. Such voting instructions can be made in the same manner as other shares of Common Stock are voted by proxy (i.e., by returning the proxy card by mail or voting by telephone or through the Internet as described above).

    After May 3, 2002, all Savings Plans shares for which voting instructions have not been received and shares not yet allocated to participants' accounts will be voted by UMB Bank in the same proportion (for or against) as the shares for which instructions are received from participants. If you fail to return a proxy properly signed or to cast your votes via the Internet or by phone by May 3, 2002, the equivalent shares of Common Stock credited to your Savings Plans account will be voted by UMB Bank in the same proportion as the shares for which instructions were received from other Savings Plans participants.

    A vote by telephone or through the Internet authorizes UMB Bank and the proxies named on the above proxy card to vote your shares in the same manner as if you marked, signed and returned your proxy card. Therefore, if you vote by telephone or Internet, there is no need to return the proxy card.

    The cost of soliciting proxies will be paid by the Company. The Company will, upon request, reimburse brokerage houses, custodians, nominees and others for their out-of-pocket and reasonable clerical expenses incurred in connection with such solicitation. For the purpose of obtaining broad representation at the meeting, Georgeson Shareholder Communications Inc. has been retained by the Company to assist in the solicitation of proxies at an anticipated cost of approximately $10,000 plus reimbursement of reasonable expenses. Officers and employees of the Company, without being additionally compensated, may also make requests for the return of proxies by letter, telephone or other means or in person.

                 PROPOSAL I--ELECTION OF DIRECTORS

    The authorized number of directors of the Company is presently fixed at seven. The directors are divided into three classes, with one class having three members and two classes having two members each. Directors in each class are elected for three-year terms so that the term of office of one class of directors expires at each annual meeting.

    For election as directors at the Annual Meeting of Stockholders to be held on May 7, 2002, the Board of Directors has approved the nominations of Donald G. Barger, Jr. and Raymond R. Hipp, who are currently directors, to serve for three-year terms expiring in 2005. The affirmative vote of a majority of the outstanding shares of Common Stock having voting power present at the meeting, in person or by proxy, is required to elect each of the nominees to the director positions. If you vote your proxy through a signed proxy card or by using the telephone or Internet procedures available, but do not indicate your voting preference, the shares represented by your proxy will be voted for the election of the nominees for director named in this Proxy Statement.

    If any one of the nominees becomes unavailable for election, the accompanying proxy will be voted for the election of such person, if any, as shall be recommended by the Board of Directors, or will be voted in favor of holding a vacancy to be filled by the directors. The Company has no reason to believe that any nominee will be unavailable.

    The following information is provided regarding the nominees for election as a director and each of the other directors who will continue in office after the meeting.

                       NOMINEES FOR ELECTION

     TERMS EXPIRING AT THE 2005 ANNUAL MEETING OF STOCKHOLDERS


[PHOTO] DONALD G. BARGER, JR., age 59, has been a director of Gardner Denver since its spin-off from Cooper Industries, Inc. ("Cooper") in April 1994. Mr. Barger has been the Senior Vice President and Chief Financial Officer of Yellow Corporation ("Yellow"), a publicly held company specializing in the transportation of goods and materials, since December 2000. Prior to joining Yellow, he served as Vice President and Chief Financial Officer of Hillenbrand Industries Inc. ("Hillenbrand"), a publicly held company serving healthcare and funeral services, from March 1998 until December 2000. Mr. Barger was also Vice President, Chief Financial Officer of Worthington Industries, Inc., a publicly held manufacturer of metal and plastic products and processed steel products, from September 1993 until joining Hillenbrand. Mr. Barger has a B.S. degree from the United States Naval Academy and an M.B.A. from the University of Pennsylvania, Wharton School of Business. Mr. Barger is a director of the Quanex Corporation.

[PHOTO] RAYMOND R. HIPP, age 59, has been a director of Gardner Denver since November 1998. Mr. Hipp serves as Chairman, President and CEO of Alternative Resources Corporation ("ARC"), a provider of information technology staffing and component outsourcing, a position he has held since July 1998. From August 1996 until May 1998, Mr. Hipp was the Chief Executive Officer of ITI Marketing Services, a provider of telemarketing services. Mr. Hipp has a B.S. degree from Southeast Missouri State University and is a director of ARC.

   DIRECTORS WHOSE TERMS OF OFFICE WILL CONTINUE AFTER THE MEETING

      TERMS EXPIRING AT THE 2003 ANNUAL MEETING OF STOCKHOLDERS

[PHOTO] ROSS J. CENTANNI, age 56, has been President and Chief Executive Officer and a director of Gardner Denver since its incorporation in November 1993. He has been Chairman of Gardner Denver's Board of Directors since November 1998. Prior to Gardner Denver's spin-off from Cooper, he was Vice President and General Manager of Gardner Denver's predecessor, the Gardner-Denver Industrial Machinery Division, where he also served as Director of Marketing from August 1985 to June 1990.
               He has a B.S. degree in industrial technology and an M.B.A. degree from Louisiana State University.
               Mr. Centanni is a director of Esterline Technologies, a publicly held manufacturer of components for avionics, propulsion and guidance systems, and Denman Services, Inc., a privately held supplier of medical products.
               He is also a member of the Petroleum Equipment Suppliers Association Board of Directors and the
               Quincy University Board of Trustees.

[PHOTO] RICHARD L. THOMPSON, age 62, was elected to the Gardner Denver Board of Directors in November 1998. Since 1995, Mr. Thompson has served as a Group President and Executive Office Member of Caterpillar Inc. ("Caterpillar"), a publicly held manufacturer of construction machinery and equipment. He earned a B.S. in electrical engineering and an M.B.A. from Stanford University and has completed the Caterpillar Advanced Management Program. Mr. Thompson is a Director of the National Association of Manufacturers in Washington, DC and also presently serves on the Boards of Directors of Hindustan Powerplus Ltd., Lennox International, Inc. and Proctor Community Hospital.

      TERMS EXPIRING AT THE 2004 ANNUAL MEETING OF STOCKHOLDERS

[PHOTO] FRANK J. HANSEN, age 60, has been a director of Gardner Denver since June 1997. Mr. Hansen was the President and Chief Executive Officer of IDEX Corporation ("IDEX"), a publicly held manufacturer of proprietary fluid handling and industrial products, from April 1999 until his retirement in April 2000. He was President and Chief Operating Officer from January 1998 to April 1999 and Senior Vice President and Chief Operating Officer from July 1994 until January 1998. Mr. Hansen has a B.S. degree in Business Administration from Portland State University.

[PHOTO] THOMAS M. MCKENNA, age 64, has been a director of Gardner Denver since its spin-off from Cooper in April 1994. Mr. McKenna is the President of United Sugars Corporation, a marketing cooperative which is one of the nation's largest sugar marketers to both the industrial and retail markets, a position he has held since December 1998. He was President and Chief Executive Officer of Moorman Manufacturing Company ("Moorman"), a privately held manufacturer of agricultural supplies, from August 1993 until January 1998. Mr. McKenna has a B.A. degree from St. Mary's College and an M.B.A. from Loyola University.

[PHOTO] DIANE K. SCHUMACHER, age 48, has been a director of Gardner Denver since August 2000. Ms. Schumacher has served as Senior Vice President, General Counsel and Secretary of Cooper since 1995. Ms. Schumacher holds a B.A. degree in economics from Southern Illinois University and a JD degree from DePaul University College of Law. She has also completed the Harvard Advanced Management Program and serves as a director of the American Arbitration Association. Ms. Schumacher serves as Director, Society for the Performing Arts, Houston, and is a member of the External Advisory Board for Southern Illinois University College of Business Administration.

             COMMITTEES, COMPENSATION AND GOVERNANCE OF
                       THE BOARD OF DIRECTORS

    The Company's Board of Directors (the "Board") held four meetings during 2001. The Board has a standing Audit and Finance Committee and a standing Management Development and Compensation Committee, each composed exclusively of nonemployee directors. The Board does not have a standing Nominating Committee. Director nominations are made by the full Board.

BOARD OF DIRECTORS COMMITTEES

    The Audit and Finance Committee, currently composed of Donald G. Barger, Jr., Chairman, Frank J. Hansen and Raymond R. Hipp, held three meetings during 2001. All members of the Audit and Finance Committee are independent, in accordance with Section 303.01 of the New York Stock Exchange listing standards. The Board adopted a new written charter for the Audit Committee, effective August 1, 2000.

    The functions of the Audit and Finance Committee are to instruct the independent auditors that the Board is the representative of the stockholders and as such is the client of the auditors; review the Company's audited financial statements and meet with management, as well as with the Company's independent auditors, to discuss such statements; recommend the nomination of independent auditors for appointment by the Board; review the independence of the auditors, the planned scope and results of their examination and the scope of any significant non-audit work performed; review the scope and results of the Company's internal control activities; review accounting changes having a material impact on the financial statements of the Company and filings made with the Securities and Exchange Commission as required; hold conferences and reviews with the auditors as may be deemed desirable by either the Audit and Finance Committee, the auditors or management, and report to the Board the results of such reviews and conferences; monitor compliance with the Company's Corporate Conflicts of Interest and Ethical Conduct Policy; review information concerning environmental, legal and other matters which may represent material financial exposure; and submit to the Board any recommendations the Committee may have. The Audit and Finance Committee also oversees the Company's Benefits Committee in their establishment of investment objectives, policies and performance criteria for the management of the Company's retirement and benefit plan assets.

    The Management Development and Compensation Committee, currently composed of Richard L. Thompson, Chairman, Thomas M. McKenna and Diane K. Schumacher, held three meetings during 2001. The functions of the Management Development and Compensation Committee are to review and consider succession planning, executive performance and organizational structure and to assist the Chief Executive Officer in developing recommendations in these areas for Board consideration; review and consult with the Chief Executive Officer concerning the selection of officers of the Company and establish reasonable compensation for officers, including incentive compensation and bonuses, deferred compensation, pensions, and other benefits; designate those employees who will receive grants of stock options and other awards under the Company's Incentive Plan and the Management Annual Incentive Plan (the "Annual Incentive Plan") and the type and size of such grants; administer the Employee Stock Purchase Plan, including amendments and restatements as appropriate; and recommend to the Board one or more candidates for Chief Executive Officer in the event the position becomes unexpectedly vacant.

COMPENSATION OF DIRECTORS

    For 2001, the Company's nonemployee directors each received an annual retainer of $16,000. Additionally, nonemployee directors received meeting attendance fees of $1,250 per meeting for board meetings and $1,000 per meeting for committee meetings. Directors were also reimbursed for reasonable expenses incurred in connection with attending board and committee meetings.

    The Gardner Denver, Inc. Phantom Stock Plan for Outside Directors (the "Phantom Stock Plan") has been established to more closely align the interests of the nonemployee directors and the Company's stockholders by increasing each nonemployee director's proprietary interest in the Company in the form of "phantom stock units."

    Under the Phantom Stock Plan, which is an unfunded plan, the Company credits the equivalent of $7,000 annually, in equal monthly amounts, to the phantom stock unit account of each nonemployee director. Phantom stock units are credited based upon the previous month's average closing price per share for the Company's Common Stock. Each nonemployee director may also elect to defer all or some portion of his annual director's fees under the Phantom Stock Plan and have such amount credited on a monthly basis as phantom stock units, based on the previous month's average closing price per share for the Company's Common Stock. If the Company were to pay dividends, dividend equivalents would be credited to each nonemployee director's account on the dividend record date.

    The fair market value of a director's account will be distributed as a cash payment to the director (or his beneficiary) on the first day of the month following the month in which the director ceases to be a director of the Company for any reason. Alternatively, a director may elect to have the fair market value of his or her account distributed in twelve or fewer equal monthly installments, or in a single payment on a predetermined date within one year after he ceases to be a director, but without interest on the deferred payments. The fair market value of a director's account is determined by reference to the average closing price per share for the Company's Common Stock during the thirty trading days immediately preceding the date the director ceases to be a director. The following table summarizes the number of phantom stock units credited to each nonemployee director as of March 8, 2002.

                                          PHANTOM STOCK
        NAME                                  UNITS
        ----                              -------------
Donald G. Barger, Jr....................      2,915
Frank J. Hansen.........................      1,309
Raymond R. Hipp.........................      1,992
Thomas M. McKenna.......................      8,780
Diane K. Schumacher.....................        471
Richard L. Thompson.....................      3,953
                                             ------
    Total...............................     19,420

    Under the Incentive Plan, for 2001 each nonemployee director was automatically granted options to purchase 3,000 shares of the Company's Common Stock on the date immediately following the Annual Meeting of Stockholders. Nonemployee director stock options become exercisable on the first anniversary of the date of grant and terminate upon the expiration of five years from such date. If a person ceases to be a nonemployee director by virtue of disability or retirement (after having completed at least one three-year term), outstanding options generally remain exercisable for a period of five years (but not later than the expiration date of the options). If a person ceases to be a nonemployee director by virtue of death (or dies during the five year exercise period after disability or retirement described above), outstanding options generally remain exercisable for a period of one year (but not later than the expiration date of the options). If a nonemployee director's service terminates for any other reason, options not then exercisable are canceled and options that are exercisable may be exercised at any time within ninety days after such termination (but not later than the expiration date of the options). Additionally, upon the occurrence of a change of control, as defined in the plan, these options will be canceled in exchange for a cash payment equal to the appreciation in value of the options over the exercise price as set forth in the plan. The exercise price of these options is the fair market value of the Common Stock on the date of grant.

    In early 2002, the Company engaged William M. Mercer, a compensation consultant ("Mercer"), to evaluate the Company's executive compensation practices, including the Company's nonemployee director incentives. Mercer advised Company representatives that the 2001 compensation was below the 65th percentile of the competitive market, and recommended the following changes: (a) a $12,000 increase in the annual retainer for each Board member (from $16,000 to $28,000); and (b) an amendment to the Incentive Plan which authorizes the Management Development and Compensation Committee to award nonemployee directors an option to purchase up to 9,000 shares of Common Stock in a given year, instead of the current mandatory requirement that each such director be granted an option to purchase 3,000 shares. At its February 2002 meeting, the Company's Board of Directors adopted the Mercer recommendations, subject to stockholder approval with respect to the amendment of the Incentive Plan, as described below in Proposal II.

CORPORATE GOVERNANCE

    The Company's Board of Directors has adopted a policy regarding Corporate Governance. The objective of this policy is to ensure that the Board maintains its independence, objectivity and effectiveness in fulfilling its responsibilities to the Company's stockholders. The policy describes the criteria for selection and retention of outside directors; factors to ensure the Board remains independent; administrative practices of the Board; and the composition and compensation of the Board. The policy requires that the majority of the Board be nonemployee directors, with varied and complementary backgrounds. Directors may serve on the boards of directors of no more than four for-profit organizations, including the Company, and interlocking directorships are prohibited. The policy specifies that a nonemployee director will retire at age 70 years and that, at any one time, at least 50% of the number of nonemployee directors shall be actively employed.

                  SECURITY OWNERSHIP OF MANAGEMENT
                   AND CERTAIN BENEFICIAL OWNERS

    The Company maintains Stock Ownership Guidelines for its nonemployee directors, executive officers and other key employees. Under these guidelines, each nonemployee director is expected to maintain an equity interest in the Company equal to one times his annual cash compensation by the end of his first year as a director and three times his annual cash compensation at the end of five years of service on the Board. The guidelines also require that the CEO maintain an equity interest equal to five times his annual base salary and each executive officer maintain an equity interest in the Company equal to three times his annual base salary. These equity interests are to be achieved by the fifth anniversary of each individual's appointment as an executive officer. Common Stock held directly by the officer and indirectly for the benefit of the officer in the Savings Plans and the related Supplemental Excess Defined Contribution Plan ("Excess Defined Contribution Plan") are considered in determining compliance with these guidelines.

    The following table sets forth, as of March 8, 2002, information with respect to the beneficial ownership of the Company's Common Stock by (a) each director, (b) each of the Company's four most highly compensated executive officers in 2001 who is not a director and, (c) all directors and executive officers as a group. A separate table is also included which sets forth each person known by the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock as of December 31, 2001 (except as otherwise indicated).

                                                                      AMOUNT AND NATURE OF
                                                                      BENEFICIAL OWNERSHIP
                                                             -------------------------------------
                                                                DIRECT                EMPLOYEE             PERCENT
                 NAME OF BENEFICIAL OWNERS                   OWNERSHIP(1)          401(K) PLANS(2)         OF CLASS
                 -------------------------                   ------------          ---------------         --------
DIRECTORS
Donald G. Barger, Jr.......................................     27,032(3)                                     *
Ross J. Centanni...........................................    450,274(3),(4)            19,879             2.98%
Frank J. Hansen............................................     14,900(3)                                     *
Raymond R. Hipp............................................     12,000(3)                                     *
Thomas M. McKenna..........................................     23,780(3)                                     *
Diane K. Schumacher........................................      4,438(3)                                     *
Richard L. Thompson........................................     10,200(3)                                     *

NAMED EXECUTIVE OFFICERS (NOT DIRECTORS)
Steven M. Krivacek.........................................     86,329(3)                 5,943               *
Tracy D. Pagliara..........................................      7,640(3)                   648               *
Philip R. Roth.............................................     93,030(3)                 4,568               *
J. Dennis Shull............................................    119,154(3),(5)             7,935               *
All directors and executive officers as a group............    848,777(3),(4),(5)        38,973             5.62%

----------
*       Less than 1%

(1)     Each beneficial owner has sole voting and investment power with respect to all shares, except as indicated
        below.

(2)     Each beneficial owner has sole voting power, but limited investment power with respect to all shares held in the Savings Plans, which are 401(k) plans, and the related Excess Defined Contribution Plan.


                                 7


(3)     Includes shares that could be acquired by the exercise of stock options granted under the Incentive Plan that are currently exercisable or exercisable within 60 days after March 8, 2002, as follows: 12,000 shares for
        Mr. Barger; 268,335 shares for Mr. Centanni; 12,000 shares for Mr. Hansen; 9,000 shares for Mr. Hipp;
        15,000 shares for Mr. McKenna; 3,000 shares for Ms. Schumacher; 9,000 shares for Mr. Thompson; 50,667 shares for Mr. Krivacek; 7,167 for Mr. Pagliara; 58,903 shares for Mr. Roth; 64,334 shares for Mr. Shull; and
        509,406 shares for the group.

(4)     Includes 4,050 shares owned by Mr. Centanni's wife, as to which Mr. Centanni shares voting and investment power pursuant to a trust arrangement.

(5)     Includes 228 shares owned by Mr. Shull's daughter, as to which Mr. Shull shares voting and investment power pursuant to a trust arrangement.

       NAME AND ADDRESS                         AMOUNT AND NATURE OF      PERCENT
      OF BENEFICIAL OWNER                       BENEFICIAL OWNERSHIP      OF CLASS
      -------------------                       --------------------      --------
Capital Group Int'l, Inc. et. al. .......           1,560,100(1)          10.00%
11100 Santa Monica Blvd.
Los Angeles, CA 90025

FMR Corporation et. al. .................           1,522,455(2)           9.75%
82 Devonshire Street
Boston, Massachusetts 02109

David L. Babson & Company, Inc. .........           1,118,166(3)           7.09%
One Memorial Drive
Cambridge, Massachusetts 02142-1300

AXA Financial, Inc., et. al. ............           1,055,419(4)           6.69%
1290 Avenue of the Americas
New York, New York 10104

----------
(1)     Based on a Schedule 13G filing, dated as of February 11, 2002, made by Capital Group International, Inc.
        ("CGI") and its subsidiary Capital Guardian Trust Company ("CGT"). CGI reported that it has sole voting power with respect to 1,181,300 shares of Common Stock and sole investment power with respect to 1,560,100 shares of Common Stock through its subsidiaries, which are investment management companies, but has disclaimed any voting or investment power itself. CGT is the beneficial owner of 1,435,700 of such shares of Common Stock, of which it has sole voting power over 1,056,900 shares and sole investment power over all 1,435,700 shares.

(2)     Based on Amendment No. 4 to Schedule 13G, dated as of February 14, 2002, made by FMR Corp., Edward C. Johnson
        3rd, and Abigail P. Johnson. FMR Corp. reported that Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 1,522,455 shares of Common Stock as a result of acting as an investment adviser to various investment companies, one of which is Fidelity Low Priced Stock
        Fund, which owns 1,521,300 shares or 9.74% of the Common Stock. Edward C. Johnson 3rd, FMR Corp., through its control of Fidelity, and the funds report sole investment power with respect to all shares beneficially owned. However, they report that voting power resides with the trustees of the funds, and that Fidelity carries out the voting under written guidelines from such trustees. Through their ownership of approximately
        49% of the voting power of FMR Corp. and the execution of a shareholders' voting agreement, members of the
        Johnson family, including Edward C. Johnson 3rd and Abigail P. Johnson, may be deemed to control FMR Corp.

(3)     Based on Amendment No. 1 to Schedule 13G, dated as of January 10, 2002, made by David L. Babson & Company,
        Inc. ("Babson"). Babson subsequently advised Company representatives that its investment in Common Stock had increased to 1,118,166 shares, effective January 31, 2002, notwithstanding the 1,089,366 shares reported in its January 10, 2002 Schedule 13G filing. Babson reported that it had sole voting and investment power with respect to all shares of Common Stock, which are owned by investment advisory client(s).

(4)     Based on Amendment No. 1 to Schedule 13G, dated as of February 11, 2002, made by AXA Financial, Inc. ("AXA
        Financial") and certain affiliates, including AXA Conseil Vie Assurance Mutuelle, AXA Assurances I.A.R.D.
        Mutuelle, AXA Assurances Vie Mutuelle, AXA Courtage Assurance Mutuelle, and AXA,

                                 8


        (collectively "AXA"). AXA subsequently advised Company representatives that its investment in Common Stock had increased to 1,055,419 shares, effective January 31, 2002, notwithstanding the 1,055,119 shares reported in its February 11, 2002, Schedule 13G filing. AXA reported that it has sole voting power with respect to
        923,075 shares of Common Stock, shared voting power with respect to 10,450 shares of Common Stock, and sole investment power as to all shares beneficially owned. Alliance Capital Management L.P., a subsidiary of AXA
        Financial, is the beneficial owner of all such shares, which were acquired for investment purposes on behalf of discretionary investment advisory accounts.

                 EXECUTIVE MANAGEMENT COMPENSATION

    The following tables present compensation earned by the Chief
Executive Officer and the next four most highly compensated executive officers of the Company for the years indicated and information regarding stock option transactions by each officer in 2001.

                     SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM
                                                                                 COMPENSATION
                                                                                    AWARDS
                                                                                 ------------
                                                      ANNUAL COMPENSATION         SECURITIES        ALL OTHER
                                                    -----------------------       UNDERLYING       COMPENSATION
      NAME AND PRINCIPAL POSITION         YEAR      SALARY($)      BONUS($)       OPTIONS(#)          ($)(1)
      ---------------------------         ----      ---------      --------       ----------       ------------
Ross J. Centanni........................  2001      $520,833       $515,000         35,000           $34,463
     Chairman, President & CEO            2000       493,333        245,000         70,000            30,075
                                          1999       453,333        175,000         70,000            44,295

Philip R. Roth..........................  2001      $227,500        165,000          9,000           $13,163
     Vice President, Finance & CFO        2000       215,000         65,000         17,000            11,925
                                          1999       205,000         50,000         17,000            17,505

J. Dennis Shull.........................  2001      $220,000        100,000          9,000           $12,600
     Vice President & General Manager,    2000       208,750         60,000         17,000            11,644
       Compressor Division                1999       191,667         50,000         17,000            15,375

Tracy D. Pagliara (2)...................  2001      $157,504        107,000          6,500           $ 8,887
     Vice President, General Counsel      2000        48,336         40,000         15,000             2,276
       & Secretary

Steven M. Krivacek......................  2001      $160,000        100,000          6,500           $ 9,000
     Vice President,                      2000       148,500         40,000         12,000             8,257
       Human Resources                    1999       136,000         35,000         12,000            10,890

----------
(1)     Amounts under "All Other Compensation" reflect the Company's matching contributions on behalf of each of the named executive officers to the Savings Plans and the related Excess Defined Contribution Plan, broken down as follows: Mr. Centanni ($4,725--Savings Plans and $29,738--Excess Plan); Mr. Roth ($7,650--Savings Plans
        and $5,513--Excess Plan); Mr. Shull ($3,150--Savings Plans and $9,450--Excess Plan); Mr. Pagliara
        ($5,934--Savings Plans and $2,953--Excess Plan); and Mr. Krivacek ($2,953--Savings Plans and $6,047--Excess
        Plan).

(2)     Mr. Pagliara did not become employed by the Company until August 2000.

                                                   OPTION GRANTS IN 2001

                                                              INDIVIDUAL GRANTS
                                         ------------------------------------------------------------
                                           NUMBER OF        % OF TOTAL
                                          SECURITIES         OPTIONS
                                          UNDERLYING        GRANTED TO      EXERCISE
                                            OPTIONS         EMPLOYEES         PRICE        EXPIRATION         GRANT DATE
      NAME                               GRANTED(#)(1)       IN 2001        ($/SH)(1)        DATE(2)       PRESENT VALUE(3)
      ----                               -------------      ----------      ---------      ----------      ----------------
Ross J. Centanni...................         35,000             18.9%         $19.695        02/26/11           $259,014

Philip R. Roth.....................          9,000              4.9%          19.695        02/26/11             66,604

J. Dennis Shull....................          9,000              4.9%          19.695        02/26/11             66,604

Tracy D. Pagliara..................          6,500              3.5%          19.695        02/26/11             48,103

Steven M. Krivacek.................          6,500              3.5%          19.695        02/26/11             48,103

----------
(1)     The exercise price is equal to the average of the high and low sales price of the Company's Common Stock on the date of grant and shall be payable in cash, shares of Common Stock, or stock appreciation rights or by a combination of the foregoing.

(2)     These options have a ten-year term from the date of grant and are exercisable in increments of one-third each on the first, second and third anniversary dates following the date of grant. In the event of a change in control, holders may receive a cash payment equal to the fair value, as determined in accordance with the
        Plan, of that portion of any option that is not fully exercisable.

(3)     The Black-Scholes option pricing model was used assuming a dividend yield of 0%, a risk-free interest rate of
        4.680%, an expected stock price volatility based on historical experience of 36.81% and an expected option life based on historical experience of 4.46 years. While the assumptions are believed to be reasonable, the reader is cautioned not to infer a forecast of value either from the model's use or from the values adopted for the model's assumptions. Any future values realized will ultimately depend upon the excess of the stock price on the date the option is exercised over the exercise price.

                                            AGGREGATED OPTION EXERCISES IN 2001
                                            AND DECEMBER 31, 2001 OPTION VALUES

                                                               NUMBER OF SECURITIES
                                                              UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                                                    OPTIONS AT                 IN-THE-MONEY OPTIONS
                                                               DECEMBER 31, 2001(#)         AT DECEMBER 31, 2001($)(2)
                             SHARES                           ----------------------        ---------------------------
                           ACQUIRED ON       VALUE
      NAME                 EXERCISE(#)   RECEIVED($)(1)      EXERCISABLE/UNEXERCISABLE       EXERCISABLE/UNEXERCISABLE
      ----                 -----------   --------------      -------------------------      ---------------------------
Ross J. Centanni.........    45,000         $227,184         210,002          104,999       $1,749,456        $512,511

Philip R. Roth...........    15,001           84,880          44,570           25,999          293,818         125,656

J. Dennis Shull..........    11,251           63,662          50,001           25,999          373,275         125,656

Tracy D. Pagliara........       -0-              n/a           5,000           16,500           35,581          86,697

Steven M. Krivacek.......     7,501           42,443          40,500           18,500          334,301          89,055

----------

(1)     The value received for shares acquired on exercise in 2001 is calculated using the difference between the fair market value of the Company's Common Stock, as indicated by the average high and low sales price of the
        Common Stock on the exercise date, and the option exercise prices.

(2)     The value of the unexercised in-the-money options at December 31, 2001 is calculated using the difference between the fair market value of the Company's Common Stock, as indicated by the average high and low sales price of the Common Stock on December 31, 2001 ($22.0850), and the option exercise prices.

                LONG-TERM CASH BONUS AWARDS IN 2001

    The following table shows the long-term cash bonus awards that were granted under the Incentive Plan for 2001 to each of the named executive officers.

                                                                                ESTIMATED FUTURE PAYOUTS UNDER
                                        NUMBER OF           PERFORMANCE OR        NON-STOCK PRICE-BASED PLANS
                                     SHARES, UNITS OR        OTHER PERIOD    -------------------------------------
                                       OTHER RIGHTS        UNTIL MATURATION   THRESHOLD     TARGET       MAXIMUM
         NAME & TITLE                     (#)(1)             OR PAYOUT(2)    ($ OR #)(2)  ($ OR #)(2)  ($ OR #)(2)
         ------------                ----------------      ----------------  -----------  -----------  -----------
Ross J. Centanni...............            85%                2001-2003          50%         100%         150%
     Chairman, President & CEO

Philip R. Roth.................            50%                2001-2003          50%         100%         150%
     Vice President, Finance &
       CFO

J. Dennis Shull................            50%                2001-2003          50%         100%         150%
     Vice President & General
       Manager, Compressor
       Division

Tracy D. Pagliara..............            50%                2001-2003          50%         100%         150%
     Vice President, General
       Counsel & Secretary

Steven M. Krivacek.............            50%                2001-2003          50%         100%         150%
     Vice President, Human
       Resources

----------
(1)     Represents the percentage of the participants' base salary at the end of 2003 that shall be eligible for calculation of the long-term cash bonus (the "Bonus Eligible Salary").

(2)     The long-term cash bonus percentage will be tied to the compound growth rate of earnings before taxes for the
        Company's industrial businesses (i.e., excluding petroleum products) ("EBT") during the period January 1,
        2001 through December 31, 2003. The utilization of the threshold, target or maximum percentages will depend upon the achievement of certain levels of compound growth rate of EBT during this period, subject to adjustment as provided under the Plan. These percentages will be applied to the Bonus Eligible Salary to determine the long-term cash bonus for the period.

  REPORT OF THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE
                     ON EXECUTIVE COMPENSATION

    The goal of the Management Development and Compensation Committee (the "Committee") is to compensate the executive officers of Gardner Denver based on the scope of their responsibilities, the achievement of specific annual objectives and the Company's annual and longer term performance. Annually, the Committee reviews and establishes the compensation and benefits of the executives, including base salaries, annual bonus opportunities and grants of awards under the Incentive Plan. These elements are blended to provide competitive pay, reward achievement of financial and strategic objectives and align the interests of the Company's executives with those of the Company's stockholders.

EXECUTIVE COMPENSATION REPORT

    The Company maintains a compensation plan for executive officers that consists of (i) base salary, (ii) annual incentive compensation through cash bonus opportunities and (iii) long-term incentives in the form of stock option grants and cash bonuses. At the Committee's direction, the Company hired Towers Perrin ("Towers") in late 2000 to review the Company's existing executive compensation practices and mix of pay (i.e., salary, bonus and long-term incentive), for competitiveness with independent manufacturing companies with annual revenues of $350 million to $750 million, which are believed to be generally comparable to the Company (the "Peer Companies"). Data from national surveys was used to calculate competitive consensus data, to benchmark the compensation practices of the Company and to develop compensation projections and recommendations for each of the Company executive officers for 2001. Towers confirmed to the Company that such practices were consistent with the Company's goal of attracting and retaining the best qualified executives. At the Committee's direction, the Company also retained Mercer in late 2001 to perform a comprehensive review of the Company's executive officer and board of director compensation and retention practices, including annual compensation, long-term incentives and management continuity arrangements.

ANNUAL CASH COMPENSATION

    Base Salary. In February 2001, the Committee established a base salary target for each executive officer at approximately the 60th percentile of market levels based on the competitive consensus data. The goal in establishing the base salaries was to position the Company for future growth, to make the compensation program more competitive and to increase the Company's ability to attract and to retain executives. In addition to the Towers 2001 salary recommendations, the Committee also took into account the individual's responsibilities, experience, actual performance and impact on the business when setting each executive's actual base salary.

    Annual Incentive Compensation. An annual cash bonus opportunity is awarded by the Committee pursuant to the Annual Incentive Plan. The Annual Incentive Plan furthers the Board's policy of linking executive compensation to the Company's performance and shareholders' interests as a whole.

    Pursuant to the Annual Incentive Plan, the Committee is required to establish, no later than ninety days after the beginning of each year, performance goals for such year based upon one or more of the following performance measures: return on equity, assets, capital or investment; pre-tax or after-tax profit levels expressed in absolute dollars or earnings per share; and cash flow or similar measures. Performance goals may be identical for all participants or may be different to reflect more appropriate measures of individual performance. Performance goals must include a threshold level below which no award will be payable and a maximum award opportunity for each participant. The Committee is authorized to adjust the method of calculating attainment of performance goals in recognition of
(i) extraordinary or nonrecurring items, (ii) changes in tax laws,
(iii) changes in generally accepted accounting principles or changes in accounting policies, (iv) charges related to restructured or discontinued operations, (v) restatement of prior period financial results, and (vi) any other unusual, non-recurring gain or loss that is separately identified and quantified in the Company's financial statements. In addition, notwithstanding the attainment of the performance goals, annual incentive awards for participants may be denied or adjusted by the Committee, in its sole judgment, based on its assessment of the participant's performance. However, no upward adjustment may be made to an award for a participant if
Section 162(m) of the Code would limit the deduction the Company may claim for that participant's compensation.

    In February 2001, the Committee established the performance goals and maximum bonus opportunities for the Annual Incentive Plan participants for 2001. Except for the Division General Managers, the performance goals were based on a weighted average of earnings per share (weighted at 60%) and the level of cash flow (weighted at 40%) generated by the Company in 2001. For Division General Managers, the measures were based on a weighted average of unit earnings before taxes (weighted at 60%) and earnings per share (weighted at 40%). The target bonus percentage range was 45-70% of participant base salaries for 2001, and was subject to increase to a maximum range of 90-140%, depending on the level of performance goal achievement. Bonus payments increase as performance levels increase. The maximum bonus payment, which was 200% of the median bonus payment, would have resulted in total cash compensation (i.e., salary and cash bonus) for the executive officers in the 75th percentile or higher of market levels based on the competitive consensus data.

    As noted above, except for the Division General Managers, the measures of corporate performance were based on earnings per share and the level of cash flow generated by the Company in 2001. Diluted earnings per share was included in the benchmark to reflect the effect of management's performance on stockholder return. Free cash flow was utilized in the benchmark due to the continued importance of cash flow in providing funds to pursue the Company's growth strategies. Free cash flow was defined as the sum of the Company's net cash provided by operating activities and net cash used for investing activities, excluding any cash related to the acquisitions completed in 2001. Division performance for each General Manager was assessed based on the respective division's earnings before taxes.

    Considering the performance goals for the 2001 Annual Incentive Plan, the Company had to generate diluted earnings per share of $1.40 and $21.5 million of free cash flow in 2001 for the resulting bonus payments to provide market median cash compensation based on the competitive consensus data. In February 2002, the Committee evaluated and determined the degree to which the 2001 Annual Incentive Plan criteria had been met, as well as the performance of individual Plan participants. Based on this analysis, the Committee awarded 2001 cash bonus payments at an average of 128% of target levels. The actual bonus payments for each of the named executive officers are shown on the Summary Compensation Table.

LONG-TERM INCENTIVES

    Under the Incentive Plan, designated employees are eligible from time to time to receive awards in the form of stock options, stock appreciation rights, restricted stock grants or performance shares or long-term cash bonuses, as determined by the Committee. The purpose of these awards is to promote the long-term financial interests of the Company by encouraging employees to acquire an ownership position in the Company and to provide incentives for specific employee performance. In selecting the recipients and size of the awards, the Committee considers each recipient's opportunity for significant contribution to the Company's future growth and profitability, without regard to their existing stock ownership. The Committee's goal for the executive officer's 2001 aggregate long-term incentive awards was to make grants at approximately the 60th percentile of market levels based on the competitive consensus data.

    Stock Options. The Committee currently utilizes stock options to provide the named executive officers and other key employees with incentives that are related to the long-term performance of the Company. The specific number of stock options granted to an executive is determined by the Committee, with the advice and counsel of Mr. Centanni and Towers, based upon the individual's level of responsibility and a subjective judgment by the Committee of the executive's contribution to the financial performance of the Company. In 2001, the stock options granted to executive officers were at approximately 50% of the market median, due to the introduction of the long-term bonus plan described in further detail below. Options are granted at the average market price for the Common Stock on the date of grant and have value only if the market price of the underlying Common Stock appreciates. In 2001, the Committee granted options with ten-year terms. Furthermore, since options are exercisable in cumulative increments of one-third each year over a three-year period, the Committee believes options provide an appropriate long-term incentive for those receiving grants, as well as stability in the work force.

    Long-Term Bonuses. As noted above, under the Incentive Plan, the Committee may also grant long-term cash bonus awards to the Chairman, Chief Executive Officer, President, any Executive Vice President, any Senior Vice President, any senior officer reporting directly to the Chief Executive Officer and any other Vice President or senior executive or officer designated by the Chief Executive Officer. Eligibility to receive a long-term cash bonus is tied to the achievement of certain Company performance targets over a pre-determined performance period.

    The Committee is responsible for (i) determining the duration of each performance period, (ii) selecting which executive officers of the Company will be eligible to receive a long-term cash bonus for the performance period, (iii) selecting the business criteria to be applicable to the performance period from among those authorized,
(iv) establishing Company performance targets relative to the business criteria selected, (v) setting a base salary factor for each executive officer eligible to receive a long-term cash bonus for the performance period, and (vi) at the end of the performance period, determining the extent to which the performance targets have been achieved and the long-term cash bonuses payable to each eligible executive officer. The Company performance targets may be based on any one, or a combination, of the business criteria available for performance share awards, as described above. Concurrently with the selection of performance targets, the Committee must establish an objective formula or standard for calculating the maximum long-term cash bonus payable to each participating executive officer. All long-term cash bonuses are to be denominated in cash or restricted stock awards, as determined by the Committee and subject to the remaining provisions of the Plan. Except as otherwise determined by the Committee, in its discretion, each executive selected by the Committee as eligible to receive a long-term cash bonus with respect to a particular performance period must continue to be employed by the Company on the last day of such performance period to continue to be eligible to receive the long-term cash bonus.

    In February 2001, the Committee granted long-term cash bonus awards to certain executives. The long-term cash bonus percentage for the 2001 awards is tied to the compound growth rate of earnings before taxes, or EBT, for the Company's industrial businesses during the period January 1, 2001 through December 31, 2003. The utilization of threshold, target or maximum percentages will depend upon the achievement of certain levels of compound growth rate of EBT during this period, subject to adjustment as provided under the Plan. These percentages will be applied to participants' base salary at the end of 2003 to determine the long-term cash bonus for the period.

COMPENSATION OF CEO

    Mr. Centanni's base salary, annual bonus and long-term incentive awards for 2001 were determined as described above. In addition, the Committee also considered Mr. Centanni's individual performance for purposes of the annual bonus. Individual goals agreed upon between the Committee and Mr. Centanni included: safety frequency rates, improvement of MIS systems and utilization, quality and material cost reductions, lean manufacturing implementation and the improvement of underperforming businesses. The Committee did not assign weights or apply any formula to these factors.

OTHER

    Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the deductibility by public corporations of non-performance based compensation paid to specified executive officers. The Company endeavors to maximize deductibility of compensation by qualifying certain compensation as performance-based under Section 162(m) to the extent practicable while maintaining competitive compensation. All compensation for 2001 paid to the Company's executive officers, including the compensation element of shares received under the Company's Incentive Plan, qualified for deduction under the Code.

March 22, 2002

Richard L. Thompson, Chairman
Thomas M. McKenna
Diane K. Schumacher

                      STOCK PERFORMANCE GRAPH

    The following table compares the cumulative total stockholder return for the Company's Common Stock on an annual basis through December 31, 2001 to the cumulative total returns for the same periods of the: (a) Standard & Poor's 500 Stock Index; (b) Standard and Poor's MidCap Index for Manufacturing (Specialized Industries), a pre-established industry index believed by the Company to have a peer group relationship with the Company; and (c) Standard & Poor's SmallCap 600, an industry index which includes the Company's Common Stock as of August 26, 1998. All information presented assumes the reinvestment of dividends. These indices are included for comparative purposes only and do not necessarily reflect management's opinion that such indices are an appropriate measure of the relative performance of the stock involved, and are not intended to forecast or be indicative of possible future performance of the Common Stock.

                              [GRAPH]

                      -----------------------------------------------------------------
                       12/31/96   12/31/97   12/31/98   12/31/99   12/31/00   12/31/01
---------------------------------------------------------------------------------------
Gardner Denver           100        222        129        146        187        196
S&P 500                  100        133        171        208        189        166
MidCap Specialized       100        111         97        108        107        151
SmallCap 600             100        126        124        139        156        166
---------------------------------------------------------------------------------------

                EMPLOYEE AND EXECUTIVE BENEFIT PLANS

    In addition to the Incentive Plan, the Savings Plans and group health, hospitalization and life insurance plans generally available to all employees, the Company also provides other benefit plans for employees and executive officers, some of which are described below.

RETIREMENT PLANS

    The Company maintains the Gardner Denver, Inc. Pension Plan (the "Pension Plan") and the Gardner Denver, Inc. Supplemental Excess Defined Benefit Plan (the "Excess Defined Benefit Plan") for the benefit of certain employees as defined in the Pension Plan. The Company also maintains certain other pension plans.

    Under the Pension Plan, the Company credits 4% of total compensation paid up to the Social Security wage base for the year, plus 8% of total compensation paid in excess of the Social Security wage base, annually to each individual's account. For purposes of the Pension Plan, total compensation is cash remuneration paid during the year by the Company to or for the benefit of a participant, including base salary for the current year and annual cash bonus earned during the prior year but paid in the current year for the executives named in the Summary Compensation Table.

    Benefits at retirement are payable, as the participant elects, in the form of a level annuity with or without survivorship or a lump-sum payment. The Company will maintain the status of the plans as qualified defined benefit plans through sufficient contributions to a trust fund to meet the minimum requirements under the Code.

    The Company also maintains the Excess Defined Benefit Plan. The Excess Defined Benefit Plan is a nonqualified plan providing certain employees, including those named in the Summary Compensation Table, Pension Plan benefits that cannot be paid from a qualified, defined benefit plan due to provisions of the Code. Under the Excess Defined Benefit Plan, for 2001, the Company credited 12% of annual compensation paid in excess of the IRS annual compensation limit for qualified retirement plans to the individual accounts of the participating employees, including those named in the Summary Compensation Table. The Excess Defined Benefit Plan is funded through contributions by the Company to a Rabbi Trust.

    For each of the individuals shown in the Summary Compensation Table, the following table shows current credited years of service, the year each attains age 65, and the projected annual pension benefit (including amounts payable under the Excess Defined Benefit
Plan) at age 65. The projected annual pension benefit assumes that benefits will be paid on a straight-life annuity basis, compensation for each executive officer continues at December 31, 2001 base salary levels plus an annual cash bonus equal to the average cash bonus received by each officer in 2001 and 2000, and an interest rate of 6% until March 31, 2002 and 5.48% thereafter.

                                   YEARS OF
                                   CREDITED           YEAR
                                 SERVICE AS OF     INDIVIDUAL    ESTIMATED ANNUAL
                                 MARCH 8, 2002   REACHES AGE 65  BENEFIT AT AGE 65
                                 -------------   --------------  -----------------
Ross J. Centanni...............       22              2010           $194,604
Philip R. Roth.................        5              2016             77,196
J. Dennis Shull................       26              2014             85,450
Tracy D. Pagliara..............        1              2028             76,208
Steven M. Krivacek.............       20              2013             46,547

STOCK REPURCHASE PROGRAM FOR EXECUTIVE OFFICERS

    The Company has granted stock options under the Incentive Plan to promote the Company's long-term interests, and executive officers have exercised a portion of such stock options in accordance with the Incentive Plan and applicable stock option agreements. The cumulative increase in the market price of the Company's Common Stock since the grant of some of these stock options resulted in the imposition of significant alternative minimum taxes on these employees. Therefore, the Company has established a Stock Repurchase Program for its executive officers, to provide a means for them to sell Gardner Denver Common Stock and obtain sufficient funds to meet alternative minimum tax obligations which arise from the exercise of incentive stock options. The program is intended to mitigate any potential disruption to an orderly trading market in the Company's Common Stock, which could result if the executives' trades were effected through securities brokers, in the context of the Company's relatively small average trading volume. The sales price under this program is the average of the high and low sales prices of the Company's Common Stock on the composite tape of the New York Stock Exchange on the date of the repurchase. The determination to sell shares under this program is final and must be submitted either on the day of the sale or no later than prior to the initiation of trading the following day. There were no share repurchases under the Plan from January 1, 2001 through March 8, 2002.

MANAGEMENT CONTINUITY AGREEMENTS

    The Company has a Management Continuity Agreement (the
"Agreement") with each of the individuals named in the Summary
Compensation Table. The purpose of the Agreement is to encourage each of the executive officers to continue to carry out the officer's duties in the event of a possible change in control of the Company.

    Benefits are payable under the Agreement only if a "Change of Control" has occurred and within two years the executive officer's employment is terminated (a) by the Company or its successor for reasons other than "cause," or (b) voluntarily by the officer for "good reason," in each case as defined in the Agreement. A "Change of Control" will be deemed to have occurred if either (i) any person or group acquires beneficial ownership of 20% of the voting securities of the Company, (ii) there is a change in the composition of a majority of the Board of Directors within any two-year period which change is not approved by certain of the directors who were directors at the beginning of such two-year period, or (iii) a change in control (as such term is used in Schedule 14A promulgated under the Securities Exchange Act of 1934) otherwise occurs. The principal benefits to be provided to the executive officers under the Agreements are (i) a lump sum payment equal to a year's compensation (base salary and incentive compensation) multiplied by a factor of two, and (ii) continued participation in the Company's other employee benefit programs for two years following termination, but not beyond age 65.

       PROPOSAL II--AMENDMENT TO THE LONG-TERM INCENTIVE PLAN

    The Incentive Plan (a copy of which, as proposed to be amended, is included in this proxy statement as Appendix A) was adopted by the Board of Directors and sole stockholder of the Company in December 1993. The Incentive Plan was amended by the stockholders of the Company in May 1996, May 1999 and May 2001 and by the Management Development and Compensation Committee (the "Committee") in May 1998, November 1998 and March 2000. In early 2002, the Company engaged Mercer to evaluate the Incentive Plan and advise the Committee on alternative methods of providing long-term incentives. Subject to the approval of the stockholders, the Board has adopted the amendment to the Incentive Plan described below, and authorized its submission as this Proposal II. Shareholder approval of this amendment is necessary in accordance with the terms of the Incentive Plan.

DESCRIPTION OF THE AMENDMENTS

    It is proposed that the Incentive Plan be amended so that the Committee would have discretion to award nonemployee directors an option to purchase up to 9,000 shares of Common Stock in a given year instead of the current requirement that each such director be granted an option to purchase 3,000 shares of Common Stock each year. Specifically, Section 11.1 of the Incentive Plan would be revised to read as follows:

    11.1 Grants. Awards may be granted to nonemployee directors only in the form of stock options satisfying the requirements of this
    Section 11 ("Director Stock Options"). Subject to Section 16 hereof, on the date following the commencement of the Company's annual meeting of stockholders each year, there shall be granted to each nonemployee director an option to purchase up to a maximum of 9,000 shares of Common Stock. The amount of shares subject to the option shall be determined in the Committee's discretion. All such options shall be nonstatutory stock options.

    The Incentive Plan currently provides for the issuance of 3,500,000 shares. As of March 8, 2002, 1,491,679 shares had been issued upon the exercise of options granted under the Incentive Plan, there were outstanding options to purchase 1,270,256 shares of Common Stock and only 738,065 shares remained available for grants. The proposed amendment would not increase the number of shares available for grant. The closing price of the Company's Common Stock as quoted on the New York Stock Exchange on March 8, 2002 was $21.05.

    The Board believes stock awards and cash bonuses are a useful form of incentive compensation and increasing the number of shares issuable under the Incentive Plan would permit the Company to continue to provide such incentives in the future.

MATERIAL TERMS OF THE INCENTIVE PLAN

  Purpose and Administration

    The Incentive Plan was established to promote the long-term financial interests of the Company, including its growth and performance, by encouraging its employees to acquire an ownership interest in the Company, enhancing the Company's ability to attract and retain employees of outstanding ability and aligning employees' interests with those of the Company's stockholders.

    The Incentive Plan is administered by the Committee. Except with respect to nonemployee director stock options, and subject to limitations concerning the number of restricted stock awards which may be granted, the Committee is authorized to determine who may participate in the Incentive Plan, the number and types of awards to be made to each participant and the terms, conditions and limitations applicable to each award, as set forth in an award agreement. The Committee designates participants from those employees who have demonstrated significant management potential or who have the capacity for a substantial contribution to the successful performance of the Company. The Company is unable to determine the number of individuals who are likely to participate in the Incentive Plan. As of March 8, 2002, a total of 496 stock option awards had been granted under the Incentive Plan.

  Employee Awards

    Awards granted to employees under the Incentive Plan may consist of stock options, stock appreciation rights, restricted stock grants, performance shares, and long-term cash bonuses. No participant may be granted awards during any calendar year with respect thereto in excess of 180,000 shares of Common Stock, subject to adjustment for changes in capitalization. Additionally, the maximum aggregate number of shares of Common Stock that may be granted under the Plan in the form of restricted stock grants may not exceed 50% of the aggregate shares of Common Stock available under the Plan, subject to adjustments for capitalization.

    Stock options may be in the form of incentive stock options or nonstatutory stock options. Awards of stock options made to participants subject to Section 162(m) of the Code are intended to qualify as "qualified performance-based compensation" under
Section 162(m). Options are exercisable at such times, whether during or following termination of service, and in such installments as are determined by the Committee, provided that no stock option is exercisable more than ten years after the date of grant. The option exercise price is established by the Committee, but it cannot be less than the fair market value on the date of grant, which, as defined, generally means the average of the high and low prices of a share of Common Stock as reported on the composite tape for securities listed on the New York Stock Exchange for the applicable date. Payment of the option exercise price is made at the time of exercise and may be in cash, shares of Common Stock, stock appreciation rights, or a combination thereof, or such other consideration as the Committee deems appropriate. The Committee may condition the vesting of stock options on the achievement of financial performance criteria established by the Committee at the time of grant.

    Stock options issued in the form of incentive stock options are required to comply with Section 422 of the Code. Incentive stock options may be granted only to full time employees of the Company and its subsidiaries within the meaning of Section 424 of the Code. The aggregate fair market value (determined as of the date the option is granted) of shares with respect to which incentive stock options are exercisable for the first time by an individual during any calendar year (under any plan of the Company which provides for the granting of incentive stock options) may not exceed $100,000 or any other number applicable under the Code from time to time.

    Stock appreciation rights granted under the Incentive Plan entitle the participant to receive a payment equal to the increase, as of the date of exercise or surrender, in the fair market value of a stated number of shares of Common Stock over the option or base price stated in an award agreement. Awards of stock options made to participants subject to Section 162(m) of the Code are intended to qualify as "qualified performance-based compensation" under
Section 162(m). Stock appreciation rights may be granted in tandem with stock options or alone. A tandem stock appreciation right is exercisable only to the extent that the related stock option is exercisable. Upon the exercise of a tandem stock appreciation right, the related stock option is automatically canceled to the extent of the number of stock appreciation rights exercised. The base price of a freestanding SAR will be determined by the Committee, provided, however, that such price may not be less than the fair market value on the date of the award of the freestanding SAR. The Committee may establish such other terms, conditions or restrictions, if any, on any stock option award or SAR award, provided they are consistent with the Incentive Plan.

    Restricted stock awards granted under the Incentive Plan are subject to forfeiture under such conditions and for such period of time as the Committee may establish at the time of grant. Such conditions may include restrictions on transferability, requirements of continued employment and the individual or Company performance. To the extent restricted stock awards are subject to Company performance criteria, it is intended that all such restricted stock awards granted to participants subject to Section 162(m) of the Code will qualify as "qualified performance-based compensation" under
Section 162(m) of the Code. During the period in which any shares of Common Stock are subject to forfeiture restrictions, the Committee may grant to the participant all or any of the rights of a stockholder with respect to such shares. The number of shares of restricted stock awarded and/or issued under the Incentive Plan, as amended, must not exceed 50% of the total number of shares available for issuance under the Incentive Plan.

    Performance share awards may be granted in the form of shares of Common Stock that are earned only after the attainment of predetermined performance targets during a performance period established by the Committee. At the end of the performance period, any performance shares earned are converted into Common Stock, cash or a combination of both. A performance target shall be established by the Committee at the beginning of each performance period and based upon one or any combination of the following goals or business criteria: (i) revenues of the Company; (ii) operating income of the Company; (iii) net income of the Company; (iv) earnings per share of the Company's Common Stock; (v) the Company's return on equity;
(vi) cash flow of the Company; (vii) Company stockholder total return; or (viii) earnings before taxes of the Company. Awards of performance shares (and restricted stock awards based on performance) made to participants subject to Section 162(m) of the Code are intended to qualify under Section 162(m) and provisions of such awards shall be interpreted in a manner consistent with that intent to the extent appropriate. The foregoing provisions and goals or business criteria shall also be applicable to grants of restricted stock awards to the extent such restricted stock awards are subject to the financial performance of the Company.

    If an award is granted in the form of restricted stock or performance shares, the Committee may choose, at the time of the grant, to include an entitlement to receive dividends or dividend equivalents, payable as determined by the Committee. The Committee may permit participants to elect to defer the issuance of shares or the settlement of awards in cash under administrative policies established by the Committee. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts or the payment or crediting of dividend equivalents on deferred settlements denominated in shares. The Committee may also determine the manner of payment of awards of performance shares and other terms, conditions or restrictions, if any, on any award of performance shares, provided they are consistent with the Incentive Plan.

    Shares of Common Stock subject to an award that expires unexercised or that is forfeited, terminated or canceled, in whole or in part, or is paid in cash in lieu of Common Stock, will thereafter again be available for grant under the Incentive Plan.

  Long-Term Cash Bonus

    Under the Incentive Plan, the Committee may also grant long-term cash bonus awards to the Chairman, Chief Executive Officer, President, any Executive Vice President, any Senior Vice President, any senior officer reporting directly to the Chief Executive Officer and any other Vice President or senior executive or officer designated by the Chief Executive Officer. Long-term cash bonus awards paid to the Company's executive officers are intended to qualify as "performance-based compensation" under Section 162(m) of the Code.

    Under the Plan, executive officers are eligible to receive a long-term cash bonus based on the achievement of certain Company performance targets over a pre-determined performance period. The Committee is responsible for (i) determining the duration of each performance period, (ii) selecting which executive officers of the Company will be eligible to receive a long-term cash bonus for the performance period, (iii) selecting the business criteria to be applicable to the performance period from among those authorized,
(iv) establishing Company performance targets relative to the business criteria selected, (v) setting a base salary factor for each executive officer eligible to receive a long-term cash bonus for the performance period, and (vi) at the end of the performance period, determining the extent to which the performance targets have been achieved and the long-term cash bonuses payable to each eligible executive officer.

    The Company performance targets may be based on any one, or a combination, of the business criteria available for performance share awards, as described above. The Committee must establish the performance targets with respect to the business criteria selected for a given performance period while the performance relative to the target remains substantially uncertain within the meaning of
Section 162(m) of the Code.

    Concurrently with the selection of performance targets, the Committee must establish an objective formula or standard for calculating the maximum long-term cash bonus payable to each participating executive officer. The maximum payment opportunity for any performance period may not exceed $3,000,000 or, if less, three times the executive officer's base salary as of the last day of the applicable performance period. All long-term cash bonuses are to be denominated in cash or restricted stock awards, as determined by the Committee and subject to the remaining provisions of the Plan.

    Notwithstanding the attainment of the performance targets, long-term cash bonuses for participating executive officers may be denied or adjusted by the Committee, in its sole judgment, based on its assessment of the executive officer's performance. However, no upward adjustment may be made to a long-term cash bonus for an executive officer if Section 162(m) of the Code would limit the deduction the Company may claim for that executive officer's compensation. Except as otherwise determined by the Committee, in its discretion, each executive officer selected by the Committee as eligible to receive a long-term cash bonus with respect to a particular performance period must continue to be employed by the Company on the last day of such performance period to continue to be eligible to receive the long-term cash bonus.

  Nonemployee Director Stock Options

    Under the Incentive Plan, as amended, each nonemployee director automatically receives a grant of stock options to purchase up to 9,000 shares of Common Stock on the date following each Annual Meeting of Stockholders. The number of shares subject to the option is determined in the Committee's discretion. Nonemployee director stock options become exercisable on the first anniversary of the date of grant and terminate upon the expiration of five years from such date. If a person ceases to be a nonemployee director by virtue of disability or retirement, outstanding options generally remain exercisable for a period of five years (but not later than the expiration date of the options). If a person ceases to be a nonemployee director by virtue of death (or dies during the five-year exercise period after disability or retirement described above), outstanding options generally remain exercisable for a period of one year (but not later than the expiration date of the options). If a nonemployee director's service terminates for any other reason, options not then exercisable are canceled, and options that are exercisable may be exercised at any time within ninety days after such termination (but not later than the expiration date of the options). The option exercise price of a nonemployee director stock option is the fair market value on the date of grant, which generally means the average of the high and low sales prices of the Company's Common Stock on the composite tape of the New York Stock Exchange on such date. Options granted to nonemployee directors are not transferable by the director except by will or the laws of descent and distribution.

  Effect of Change of Control

    The Incentive Plan provides for the acceleration of certain benefits in the event of a "Change of Control" (as defined in Section 2.5 of the Incentive Plan) of the Company. Upon the occurrence of a Change of Control, options not otherwise exercisable at the time of a Change of Control will become fully exercisable upon such Change of Control. In the case of a Change of Control:

        (i) The Company will make payment to directors with respect to director stock options in cash, immediately upon the occurrence of such Change of Control, in an amount equal to the appreciation in the value of the director stock option from the option exercise price specified in the award agreement to the price payable upon a Change of Control;

        (ii) all SARs which have not been granted in tandem with stock options will become exercisable in full;

        (iii) the restrictions applicable to all shares of restricted stock shall lapse and such shares will be deemed fully vested and all restricted stock granted in the form of share units will be paid in cash;

        (iv) all performance shares and long-term cash bonuses will be deemed to be earned in full and all performance shares granted in the form of share units shall be paid in cash; and

        (v) any participant who has been granted a stock option which is not exercisable in full will be entitled, in lieu of the exercise of the portion of the stock option which is not exercisable, to obtain a cash payment in an amount equal to the difference between the option price of such stock option and
    (A) in the event the Change of Control is the result of a tender offer or exchange offer for the Common Stock, the final offer price per share paid for the Common Stock, or such lower price as the Committee may determine with respect to any incentive stock option to preserve its incentive stock option status, multiplied by the number of shares of Common Stock covered by such portion of the stock option, or (B) in the event the Change of Control is the result of any other occurrence, the aggregate value of the Common Stock covered by such portion of the stock option, as determined by the Committee at such time.

    The Committee may, in its discretion, include such further provisions and limitations in any agreement documenting such awards as it may deem equitable and in the best interests of the Company.

  Federal Income Tax Consequences

    Stock Options. In general, the grant of a stock option will not be a taxable event to a recipient and it will not result in a deduction to the Company. The tax consequences associated with the exercise of a stock option, and the subsequent disposition of Common Stock acquired on exercise of such an option, depend in part on whether the option is an incentive stock option or a nonstatutory stock option.

    Upon the exercise of a nonstatutory stock option, the participant will recognize ordinary compensation income equal to the excess of the fair market value of the Common Stock received upon exercise over the exercise price. The Company will be able to claim a deduction in an equivalent amount, provided it satisfies federal income tax withholding requirements and is not otherwise precluded from taking a deduction because of the Section 162(m) deduction limitations described below. Any gain or loss upon a subsequent sale or exchange of the Common Stock will be capital gain or loss, long-term or short-term, depending on the holding period for the Common Stock.

    Generally, a participant will not recognize ordinary income at the time of exercise of an incentive stock option and no deduction will be available to the Company, provided the option is exercised while the participant is an employee or, in certain circumstances, for a limited period of time thereafter. However, the difference between the option price and the fair market value of the stock on the date of exercise is treated as an item of adjustment for purposes of the alternative minimum tax. If the sale of shares acquired under an incentive stock option does not occur within two years after the date of grant and within one year after the date of exercise, any gain or loss realized will be treated as a long-term capital gain or loss. If a disposition occurs prior to the expiration of these one-year or two-year holding periods, the participant recognizes ordinary income at the time of disposition, and the Company is entitled to a deduction in an amount equal to the excess of the fair market value of the Common stock at the date of exercise (or the fair market value of the Common Stock on the disposition date, if lower) over the exercise price.

    Stock Appreciation Rights. Generally, when a participant receives payment with respect to a stock appreciation right granted to him under the Incentive Plan, the amount of cash and the fair market value of the Common Stock received will be ordinary compensation income to such participant and the Company will be entitled to a corresponding deduction, subject to the Section 162(m) deduction limitations described below.

    Restricted Stock. A participant who receives shares of restricted stock generally will recognize ordinary compensation income at the time the forfeiture or transferability restrictions lapse, based on the fair market value of the Common Stock at that time. Subject to the Section 162(m) deduction limitations described below, this amount is deductible for federal income tax purposes by the Company. Dividends paid with respect to Common Stock that is subject to forfeiture and nontransferable will be ordinary compensation income to the participant and generally deductible by the Company. Alternatively, a participant may elect immediate recognition of income at the time of receipt of restricted stock. In such event, the participant will recognize the fair market value of the restricted stock at the time of grant as income, and the Company will be entitled to a corresponding deduction. Dividends paid with respect to these shares will not be deductible by the Company. If this tax treatment is elected, and the restricted stock is subsequently forfeited, the participant will not be entitled to any offsetting tax deduction.

    Performance Shares. When performance shares are earned and stock is issued, a participant will realize ordinary income equal to the fair market value of the performance shares. If a participant is subject to the provisions of Section 16(b) of the Exchange Act regarding short-swing purchases and sales, the participant may not be required to recognize income upon receipt of performance shares, but generally may recognize ordinary income six months thereafter in an amount equal to the fair market value of the performance shares at that time. Subject to the Section 162(m) deduction limitations described below, the Company generally will be entitled to a deduction equal to the ordinary income recognized by the participant in the same taxable year in which the participant recognizes ordinary income with respect to the performance shares.

    Long-Term Cash Bonuses. Generally, a participant will recognize ordinary income upon the receipt of a long-term cash bonus equal to the aggregate amount of cash received. Subject to the Section 162(m) deduction limitations described below, the Company generally will be entitled to a corresponding tax deduction equal to the amount of cash bonus includible in the participant's income.

    Potential Limitation on Company Deductions. Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to such covered employee exceeds
$1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a "covered employee" from the Company, may cause this limitation to be exceeded in any particular year. However, certain kinds of compensation, including "qualified performance-based compensation," are disregarded for purposes of the Code Section 162(m) deduction limitation. The Plan is structured so that awards (e.g., stock options, performance-based restricted stock, stock appreciation rights, performance shares and long-term incentive bonuses) granted to covered employees under the Plan should qualify as "qualified performance-based compensation" under Section 162(m). Stockholder approval of the material terms of the performance goals with respect to such awards is required, however, in order for the awards to constitute "qualified performance-based compensation." The material terms include (i) the class of employees eligible for such award,
(ii) the business criteria on which the performance goal is based, and (iii) the maximum amount, or the formula used to calculate the amount payable, upon attainment of the performance goal. Such terms are disclosed above in the section entitled "Material Terms of the Incentive Plan."

  Other Provisions

    The rights and interests of a participant under the Incentive Plan may not be assigned, encumbered or transferred except, in the event of the death of a participant, by will or the laws of descent and distribution. However, the Committee may, in its discretion, grant stock options to one or more executive officers of the Company on terms that permit the stock options to be transferred by any such executive officer, for estate planning purposes, to (a) the executive officer's spouse, children, grandchildren, parents, siblings, stepchildren, stepgrandchildren or in-laws ("Family Members"), (b) entities that are exclusively family-related, including trusts for the exclusive benefit of Family Members and limited partnerships or limited liability companies in which Family Members are the only partners or members, or (c) such other persons or entities specifically approved by the Committee.

    In the event of any change in the outstanding shares of Common Stock by reason of a reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or shares of the Company, the maximum aggregate number and class of shares as to which awards may be granted under the Incentive Plan, including any limitations upon individual participants or regarding director stock options, as well as the number and class of shares issuable, pursuant to then outstanding awards, shall be appropriately adjusted by the Committee, whose determination shall be final. Notwithstanding the foregoing, the Committee shall not permit the repricing of stock options by any method, including by cancellation and reissuance.

    The Company may withhold, or require a participant to remit to the Company, an amount sufficient to satisfy any federal, state or local withholding tax requirements associated with awards under the Incentive Plan. The Committee may permit a participant to elect to satisfy such withholding obligation by having the Company retain the number of shares of Common Stock whose fair market value equals the amount required to be withheld.

    The Committee may permit participants to elect to defer the issuance of shares or the settlement of awards in cash in accordance with its policies. It may also provide that deferred settlements include interest on the deferral amounts or dividend equivalents on deferred settlements denominated in shares. Notwithstanding the foregoing, if a participant subject to Section 162(m) of the Code elects to defer an award, the Committee will ensure that any increase in the award is based on actual returns, including any decrease or increase in the value of the investment(s).

    The Board may amend, suspend or terminate the Incentive Plan or any portion thereof at any time, provided that no amendment may be made that would impair the rights of a participant under an outstanding award without the participant's consent, and no amendment may be made without stockholder approval if such approval is necessary in order to preserve the applicability of any exemption under Rule 16b-3 under the Exchange Act or the qualification of any awards as "performance-based compensation" under Section 162(m) of the Code. If not terminated earlier by the Company, the Incentive Plan, as amended, will expire on December 31, 2005.

    In order to enable participants who are foreign nationals or employed outside the United States, or both, to receive awards under the Incentive Plan, the Committee may adopt such amendments, administrative policies, subplans and the like as are necessary or advisable, in the opinion of the Committee, to effectuate the purposes of the Incentive Plan.

STOCK OPTION AWARDS

    The following table shows options that were granted under the Incentive Plan for 2002 (as of March 8, 2002) to each of the named executive officers and certain specified groups. These awards are not conditioned upon stockholder approval of the proposed amendments to the Incentive Plan described above.

                                                             2002                2002
                                                           NUMBER OF        EXERCISE PRICE
                  NAME AND POSITION                         SHARES         PER SHARE(1)(3)
                  -----------------                        ---------       ----------------
Ross J. Centanni.....................................        34,500             $19.95
     Chairman, President & CEO

Philip R. Roth.......................................         9,700             $19.95
     Vice President, Finance & CFO

J. Dennis Shull......................................         9,300             $19.95
     Vice President & General Manager,
       Compressor Division

Tracy D. Pagliara....................................         7,000             $19.95
     Vice President, General Counsel & Secretary

Steven M. Krivacek...................................         6,800             $19.95
     Vice President, Human Resources

Executive Group(2)...................................        86,300             $19.95

Non-Executive Director Group(4)......................             0(6)             N/A

Non-Executive Officer Employee Group(5)..............        93,200             $19.95

----------
(1)     The closing price of the Company's Common Stock as reported on the composite tape of the New York Stock
        Exchange on March 8, 2002 was $21.05.

(2)     Consists of 8 persons.

(3)     Exercise prices shown are weighted averages of the actual exercise prices for stock options granted to members of the group.

(4)     Consists of 6 persons.

(5)     Consists of 69 persons for 2002.

(6)     Non-Executive Director option awards for 2002 will not be granted until May 2002.

LONG-TERM CASH BONUS AWARDS

    The following table shows the long-term cash bonus award opportunity that was granted under the Incentive Plan for 2002 to each of the named executive officers and certain specified groups. These awards are not conditioned upon stockholder approval of the proposed amendments to the Incentive Plan described above.

                                                     2002 AWARDS


                                                                                   ESTIMATED FUTURE PAYOUTS UNDER
                                           NUMBER OF           PERFORMANCE OR        NON-STOCK PRICE-BASED PLANS
                                        SHARES, UNITS OR        OTHER PERIOD    -------------------------------------
                                          OTHER RIGHTS        UNTIL MATURATION   THRESHOLD     TARGET       MAXIMUM
           NAME & TITLE                      (#)(1)             OR PAYOUT(2)    ($ OR #)(2)  ($ OR #)(2)  ($ OR #)(2)
           ------------                 ----------------      ----------------  -----------  -----------  -----------
Ross J. Centanni..................            85%                2002-2004          50%         100%         150%
    Chairman, President & CEO
Philip R. Roth....................            50%                2002-2004          50%         100%         150%
    Vice President, Finance & CFO
J. Dennis Shull...................            50%                2002-2004          50%         100%         150%
    Vice President & General
      Manager, Compressor Division
Tracy D. Pagliara.................            50%                2002-2004          50%         100%         150%
    Vice President, General
      Counsel & Secretary
Steven M. Krivacek................            50%                2002-2004          50%         100%         150%
    Vice President, Human
      Resources
Executive Group(3)................   50% for all executives      2002-2004          50%         100%         150%
                                    other than Mr. Centanni
                                      (as described above)
Non-Executive Director Group......            N/A                   N/A             N/A          N/A          N/A
Non-Executive Officer Employee
    Group.........................            N/A                   N/A             N/A          N/A          N/A

----------
(1)     Represents the percentage of the participants' base salary at the end of 2004 that shall be eligible for calculation of the long-term cash bonus (the "Bonus Eligible Salary").

(2)     The long-term cash bonus percentage will be tied to the compound growth rate of earnings before taxes for the
        Company's industrial businesses (i.e., excluding petroleum products) ("EBT") during the period January 1,
        2002 through December 31, 2004. The utilization of the threshold, target or maximum percentages will depend upon the achievement of certain levels of compound growth rate of EBT during this period, subject to adjustment as provided under the Plan. These percentages will be applied to the Bonus Eligible Salary to determine the long-term cash bonus for the period.

(3)     Consists of 8 persons.

APPROVAL OF AMENDMENT

    Approval of the Amendment requires the affirmative vote of a majority of the outstanding shares of Common Stock having voting power present at the meeting, in person or by proxy, and voting thereon.

    The Board of Directors believes that the adoption of the Amendment will be in the best interests of the stockholders and, accordingly, recommends a vote FOR this proposal, which is Item 2 on the proxy card. Proxies received in response to the Board's solicitation will be voted FOR approval of the Amendment if no specific instructions are included for Item 2.

                      AUDIT COMMITTEE MATTERS

REPORT OF THE AUDIT AND FINANCE COMMITTEE

    Management is responsible for the Company's internal controls and the financial reporting process. Andersen LLP, the Company's independent auditors, is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit and Finance Committee's responsibility is to monitor and oversee these processes.

    In this context, the Audit and Finance Committee has met and held discussions with management and Andersen. Management represented to the Audit and Finance Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit and Finance Committee has reviewed and discussed the consolidated financial statements with management and Andersen. The Audit and Finance Committee specifically addressed with Andersen matters required to be discussed by Statement on Auditing Standards No. 61.

    Andersen also provided to the Committee the written disclosures and letter required by Independence Standards Board Standard No. 1, as modified or supplemented. As part of its review of the financial statements and the auditors' disclosures and report, the members of the Audit and Finance Committee also discussed with Andersen its independence. In this connection, the Audit and Finance Committee considered whether the types of services for which Andersen billed the Company fees during 2001 were compatible with maintaining such independence. See, Audit Committee Matters--Accounting Fees.

    The members of the Audit and Finance Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including with respect to auditor independence. Members of the Audit and Finance Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit and Finance Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit and Finance Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company's auditors are in fact "independent".

    Based on its discussions with management and the Company's independent auditors, and subject to the limitations on the role and responsibilities of the Audit and Finance Committee referred to above and in its charter, the Committee recommended to the Board that the financial statements be included in the Annual Report on Form 10-K for the period ended December 31, 2001 for filing with the Securities and Exchange Commission.

March 22, 2002


Donald G. Barger, Jr., Chairman
Frank J. Hansen
Raymond R. Hipp

ACCOUNTING FEES

    The following summarizes the aggregate fees Andersen billed the Company for services relating to the year ended December 31, 2001.

    Audit Fees. The aggregate fees Andersen billed or expected to bill the Company for professional services rendered for the audit of the Company's annual financial statements for the year ended
December 31, 2001 and the reviews of the financial statements included in the Company's Forms 10-Q for 2001 was $340,200.

    Financial Information Systems Design and Implementation Fees. No fees were billed, or are expected to be billed, by Andersen to the Company for financial information systems design and implementation (the professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X) for 2001.

    All Other Fees. The aggregate fees Andersen billed or expected to bill the Company for all other services for 2001 was $526,400, comprised of $206,400 for tax related services, $262,400 for due diligence review services and $57,600 for benefit plan audits.

          RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

    The Company employed Andersen LLP to perform the annual audit and to render other services for 2001, and the Board of Directors has reappointed Andersen to render these same services in 2002. Representatives of Andersen will be present at the meeting. They will be available to answer appropriate questions and will have the opportunity to make a statement, if they desire to do so.

          STOCKHOLDERS' PROPOSALS FOR 2003 ANNUAL MEETING

    Stockholders' proposals intended to be presented at the 2003 Annual Meeting must be received by the Company at its principal executive offices (Attention: Corporate Secretary) on or before November 22, 2002 for inclusion in the Company's proxy materials for that meeting. Upon receipt of any proposal, the Company will determine whether or not to include such proposal in the proxy statement in accordance with the regulations governing the solicitation of proxies.

    Any stockholder proposal or nomination for director submitted other than for inclusion in the Company's proxy materials for that meeting must ordinarily be received by the Company at its principal executive offices (Attention: Corporate Secretary) no later than ninety days or more than one hundred twenty days prior to the meeting (i.e., which is currently anticipated to be January 7, 2003 and February 6, 2003, respectively, for the 2003 annual meeting), or such proposal will be considered untimely. However, if the Company changes the date of the meeting by more than thirty days from the date of the previous year's meeting, then such notice must be received within ten days after notice of the meeting is mailed or other public disclosure of the meeting is made. The stockholder filing the notice of proposal or nomination must describe various matters regarding the proposal or nominee, including, but not limited to, name, address, shares held, a description of the proposal or information regarding the nominee and other specified matters. These requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in the Company's proxy statement. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the Securities and Exchange Commission relating to the exercise of discretionary voting authority.

    Any stockholder desiring a copy of the Company's Bylaws will be furnished one without charge upon written request to the Corporate Secretary at 1800 Gardner Expressway, Quincy, Illinois, 62305.

                                      GARDNER DENVER, INC.

                                      Tracy D. Pagliara
                                      Vice President, General
                                      Counsel and Secretary

March 22, 2002

                                                          APPENDIX A

                        GARDNER DENVER, INC.
                      LONG-TERM INCENTIVE PLAN

       (As amended May 7, 1996, May 4, 1998, November 2, 1998,
 May 4, 1999, March 6, 2000 and January 1, 2001)(Adjusted to reflect two-for-one stock split January 15, 1997 and three-for-two stock split December 29, 1997)

1. PURPOSE

    The purpose of the Gardner Denver, Inc. Long-Term Incentive Plan (the "Plan") is to promote the long-term financial interests of Gardner Denver, Inc. (the "Company"), including its growth and performance, by encouraging employees of the Company and its subsidiaries to acquire an ownership position in the Company, enhancing the ability of the Company to attract and retain employees of outstanding ability, and providing employees with an interest in the Company parallel to that of the Company's stockholders.

2. DEFINITIONS

    2.1 "Administrative Policies" means the administrative policies and procedures adopted and amended from time to time by the Committee to administer the Plan.

    2.2 "Award" means any form of stock option, stock appreciation right, restricted stock award, performance share or long-term cash bonus granted under the Plan, whether singly, in combination, or in tandem, to a Participant by the Committee pursuant to such terms, conditions, restrictions and limitations, if any, as the Committee may establish by the Award Agreement or otherwise.

    2.3 "Award Agreement" means a written agreement with respect to an Award between the Company and a Participant establishing the terms, conditions, restrictions and limitations applicable to an Award. To the extent an Award Agreement is inconsistent with the terms of the Plan, the Plan shall govern the rights of the Participant thereunder.

    2.4 "Base Salary" means the base salary paid by the Company to the Participant, exclusive of any bonuses, commissions or other actual or imputed income from any Company-provided benefits or perquisites, but prior to any reductions for salary deferred pursuant to any deferred compensation plan or for contributions to a plan qualifying under Section 401(k) of the Code or contributions pursuant to a cafeteria plan under Section 125 of the Code.

    2.5 "Base Salary Factor" means a multiplier expressed as a percentage of the Executive Officer's Base Salary, as determined by the Committee pursuant to Section 12.3 of the Plan for purposes of calculating an Executive Officer's Long-Term Cash Bonus.

    2.6 "Board" shall mean the Board of Directors of the Company.

    2.7 "Business Criteria" means any one, or a combination, of the following: (i) revenues of the Company; (ii) operating income of the Company; (iii) net income of the Company; (iv) earnings per share of the Company's Common Stock; (v) earnings before taxes of the Company; (vi) the Company's return on equity; (vii) cash flow of the Company; or (viii) Company stockholder total return.

    2.8 "Change of Control" means a change in control of the Company (other than the initial distribution of Common Stock by Cooper Industries, Inc.) of a nature that would be required to be reported (assuming such event has not been "previously reported") in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act; provided that, without limitation, a Change of Control shall be deemed to have occurred at such time as (i) any "person" within the meaning of Section 14(d) of the Exchange Act, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

    2.9 "Change of Control Price" means the higher of (i) the Fair Market Value on the date of determination of the Change of Control or (ii) the highest price per share actually paid for the Common Stock in connection with the Change of Control of the Company.

    2.10 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

    2.11 "Committee" means the Management Development and
Compensation Committee of the Board, or such other committee designated by the Board to administer the Plan, provided that the Committee shall be constituted so as to satisfy any applicable legal requirements, including the requirements of Rule 16b-3 promulgated under the Exchange Act and Section 162(m) of the Code, or any respective successor rule or statute.

    2.12 "Common Stock" means the Common Stock, par value $0.01 per share, of the Company.

    2.13 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    2.14 "Executive Officer" means the Chairman, Chief Executive Officer, President, any Executive Vice President, any Senior Vice President, any senior officer reporting directly to the Chief Executive Officer and any other Vice President or senior executive or officer designated by the Chief Executive Officer.

    2.15 "Fair Market Value" means the average of the high and low price of a share of Common Stock as reported on the composite tape for securities listed on the Stock Exchange for the applicable date, provided that if no sales of Common Stock were made on the Stock Exchange on that date, the average of the high and low prices as reported on the composite tape for the preceding day on which sales of Common Stock were made.

    2.16 "Long-Term Cash Bonus" means a payment in cash of an Executive Officer's Payment Opportunity.

    2.17 "Payment Opportunity" means the amount determined pursuant to any bonus formula established by the Committee for an Executive Officer for a given Performance Period pursuant to Section 12.3 of the Plan, taking into account the actual achievement of the relevant Performance Targets and the Executive Officer's Base Salary Factor.

    2.18 "Performance Period" means a stated period over which the Company's performance is measured for purposes of Awards under the Plan. The duration of Performance Periods may vary with respect to different types of Awards under the Plan, as determined by the Committee.

    2.19 "Performance Shares" means Awards in the form of shares of Common Stock that may be earned pursuant to the terms set forth in
Section 10 of the Plan.

    2.20 "Performance Targets" means the predetermined goal or goals established by the Committee in writing (which may be cumulative or alternative) based upon one, or any combination, of the Business
Criteria.

    2.21 "Participant" means an officer or employee of the Company or its subsidiaries who is selected by the Committee to participate in the Plan, and nonemployee directors of the Company to the extent provided in Section 11 hereof.

    2.22 "Stock Exchange" means the composite tape of the New York Stock Exchange ("NYSE") or, if the Common Stock is no longer included on the NYSE, then such other market price reporting system on which the Common Stock is traded or quoted designated by the Committee after it determines that such other exchange is both reliable and reasonably accessible.

3. ADMINISTRATION

    3.1 The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of a majority of a quorum shall be the acts of the Committee.

    3.2 Subject to the provisions of the Plan, the Committee
(i) shall select the Participants, determine the type of Awards to be made to Participants, determine the shares or share units subject to Awards, and (ii) shall have the authority to interpret the Plan, to establish, amend, and rescind any Administrative Policies, to determine the terms and provisions of any agreements entered into hereunder, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it shall deem desirable to carry it into effect. The determinations of the Committee in the administration of the Plan, as described herein, shall be final and conclusive, provided, however, that no action shall be taken which will prevent the options granted under Section 11 or any Award granted under the Plan from meeting the requirements for exemption from Section 16(b) of the Exchange Act, or subsequent comparable statute, as set forth in Rule 16b-3 of the Exchange Act or any subsequent comparable rule; and, provided further, that no action shall be taken which will prevent Awards that are intended to constitute "qualified performance-based compensation," within the meaning of Section 162(m) of the Code, from doing so.

    3.3 Notwithstanding the powers and authorities of the Committee under the Plan, the Committee shall not permit the repricing of stock options by any method, including by cancellation and reissuance.

    3.4 In order to enable Participants who are foreign nationals or employed outside the United States, or both, to receive Awards under the Plan, the Committee may adopt such amendments, Administrative Policies, subplans and the like as are necessary or advisable, in the opinion of the Committee, to effectuate the purposes of the Plan.

4. ELIGIBILITY

    All employees of the Company and its subsidiaries who have demonstrated significant management potential or who have the capacity for contributing in a substantial measure to the successful performance of the Company, as determined by the Committee, are eligible to be Participants in the Plan. Participants may receive one or more Awards under the Plan. Directors of the Corporation other than directors who are employees of the Corporation shall be eligible only to receive stock options pursuant to Section 11 hereof.

5. SHARES SUBJECT TO THE PLAN

    5.1 The aggregate number of shares of Common Stock available for grant of Awards under the Plan shall be that number of shares remaining available for grant under the Plan on the close of business on the date immediately prior to the 2001 Annual Meeting of Stockholders plus 750,000, subject to the adjustments provided for in Section 16 hereof. Shares of Common Stock available for issuance under the Plan may be authorized and unissued shares or treasury shares, as the Company may from time to time determine.

    5.2 Subject to adjustment as set forth in Section 16 hereof, the maximum aggregate number of shares of Common Stock that may be granted under the Plan in the form of restricted stock grants shall not exceed 50% of the aggregate shares of Common Stock available under the Plan.

    5.3 Shares of Common Stock subject to an Award that expires unexercised or that is forfeited, terminated or canceled, in whole or in part, or is paid in cash in lieu of Common Stock, shall thereafter again be available for grant under the Plan, except that any such shares attributable to a Restricted Stock Award (as defined in Section 9) shall be counted against the restricted stock limit set forth in Section 5.2 hereof.

6. AWARDS

    Awards under the Plan may consist of: stock options (either incentive stock options within the meaning of Section 422 of the Code or nonstatutory stock options), stock appreciation rights, restricted stock grants, performance shares and long-term cash bonuses; provided that no Participant may be granted Awards during any calendar year with respect thereto in excess of 180,000 shares of Common Stock, subject to the provisions of Section 16. Awards of performance shares and restricted stock may provide the Participant with dividends or dividend equivalents and voting rights prior to vesting (whether based on a period of time or based on attainment of specified performance conditions). The terms, conditions and restrictions of each Award shall be set forth in an Award Agreement.

7. STOCK OPTIONS

    7.1 Grants. Awards may be granted in the form of stock options. Stock options may be incentive stock options within the meaning of
Section 422 of the Code or nonstatutory stock options (i.e., stock options which are not incentive stock options), or a combination of both, or any particular type of tax advantage option authorized by the Code from time to time. Awards of stock options made to Participants subject to Section 162(m) of the Code are intended to qualify as "qualified performance-based compensation" under Section 162(m) and the provisions of such Awards shall be interpreted in a manner consistent with that intent, to the extent appropriate.

    7.2 Terms and Conditions of Options. An option shall be exercisable in whole or in such installments and at such times and upon such terms as may be determined by the Committee; provided, however, that no stock option shall be exercisable more than ten years after the date of grant thereof. The option exercise price shall be established by the Committee, but such price shall not be less than the Fair Market Value on the date of the stock option's grant, subject to adjustment as provided in Section 16 hereof.

    7.3 Restrictions Relating to Incentive Stock Options. Stock options issued in the form of incentive stock options shall, in addition to being subject to all applicable terms, conditions, restrictions and limitations established by the Committee, comply with Section 422 of the Code. Incentive stock options shall be granted only to full time employees of the Company and its subsidiaries within the meaning of Section 424 of the Code. The aggregate Fair Market Value (determined as of the date the option is granted) of shares with respect to which incentive stock options are exercisable for the first time by an individual during any calendar year (under this Plan or any other plan of the Company which provides for the granting of incentive stock options) may not exceed $100,000 or such other number as may be applicable under the Code from time to time.

    7.4 Payment. Upon exercise, a Participant may pay the option exercise price of a stock option in cash, shares of Common Stock, stock appreciation rights or a combination of the foregoing, or such other consideration as the Committee may deem appropriate. The Committee shall establish appropriate methods for accepting Common Stock and may impose such conditions as it deems appropriate on the use of such Common Stock to exercise a stock option.

    7.5 Additional Terms and Conditions. The Committee may, by way of the Award Agreement or Administrative Policies, establish such other terms, conditions or restrictions, if any, on any stock option award, provided they are consistent with the Plan. The Committee may condition the vesting of stock options on the achievement of financial performance criteria established by the Committee at the time of grant.

8. STOCK APPRECIATION RIGHTS

    8.1 Grants. Awards may be granted in the form of stock appreciation rights ("SARs"). Awards of SARs made to Participants subject to 162(m) of the Code are intended to qualify as "qualified performance-based compensation" under Section 162(m) and the provisions of such Awards shall be interpreted in a manner consistent with that intent, to the extent appropriate. SARs shall entitle the recipient to receive a payment equal to the appreciation in market value of a stated number of shares of Common Stock from the price stated in the Award Agreement to the Fair Market Value on the date of exercise or surrender. An SAR may be granted in tandem with all or a portion of a related stock option under the Plan ("Tandem SARs"), or may be granted separately ("Freestanding SARs"); provided, however, that Freestanding SARs shall be granted only to Participants who are foreign nationals or are employed outside of the United States, or both, and as to whom the Committee determines the interests of the Company could not as conveniently be served by the grant of other forms of Awards under the Plan. A Tandem SAR may be granted either at the time of the grant of the related stock option or at any time thereafter during the term of the stock option. In the case of SARs granted in tandem with stock options granted prior to the grant of such SARs, the appreciation in value shall be appreciation from the option exercise price of such related stock option to the Fair Market Value on the date of exercise.

    8.2 Terms and Conditions of Tandem SARs. A Tandem SAR shall be exercisable to the extent, and only to the extent, that the related stock option is exercisable. Upon exercise of a Tandem SAR as to some or all of the shares covered in an Award, the related stock option shall be canceled automatically to the extent of the number of SARs exercised, and such shares shall not thereafter be eligible for grant under Section 5 hereof.

    8.3 Terms and Conditions of Freestanding SARs. Freestanding SARs shall be exercisable in whole or in such installments and at such times as may be determined by the Committee. The base price of a Freestanding

SAR shall be determined by the Committee; provided, however, that such price shall not be less than the Fair Market Value on the date of the award of the Freestanding SAR.

    8.4 Deemed Exercise. The Committee may provide that an SAR shall be deemed to be exercised at the close of business on the scheduled expiration date of such SAR, if at such time the SAR by its terms is otherwise exercisable and, if so exercised, would result in a payment to the Participant.

    8.5 Additional Terms and Conditions. The Committee may, by way of the Award Agreement or Administrative Policies, determine such other terms, conditions and restrictions, if any, on any SAR Award, provided they are consistent with the Plan.

9. RESTRICTED STOCK AWARDS

    9.1 Grants. Awards may be granted in the form of restricted stock ("Restricted Stock Awards"). Restricted Stock Awards shall be awarded in such numbers and at such times as the Committee shall determine.

    9.2 Award Restrictions. Restricted Stock Awards shall be subject to such terms, conditions or restrictions as the Committee deems appropriate including, but not limited to, restrictions on transferability, requirements of continued employment, achievement of individual performance goals or Performance Targets. The period of vesting and the forfeiture restrictions shall be established by the Committee at the time of grant, except that each restriction period shall not be less than 12 months. To the extent Restricted Awards are subject to Performance Targets, it is intended that all such Restricted Stock Awards granted to Participants subject to
Section 162(m) of the Code will qualify as "qualified performance-based compensation" under Section 162(m) and such Awards shall be interpreted in a manner consistent with that intent, to the extent appropriate.

    9.3 Rights as Shareholders. During the period in which any restricted shares of Common Stock are subject to forfeiture restrictions imposed under the preceding paragraph, the Committee may, in its discretion, grant to the Participant to whom such restricted shares have been awarded, all or any of the rights of a shareholder with respect to such shares, including, but not limited to, the right to vote such shares and to receive dividends.

    9.4 Evidence of Award. Any Restricted Stock Award granted under the Plan may be evidenced in such manner as the Committee deems appropriate, including, without limitation, book entry registration or issuance of a stock certificate or certificates.

10. PERFORMANCE SHARES

    10.1 Grants. Awards may be granted in the form of shares of Common Stock that are earned only after the attainment of predetermined performance targets during a performance period as established by the Committee ("Performance Shares").

    10.2 Performance Criteria. The Committee may grant an Award of Performance Shares to Participants as of the first day of each Performance Period established for Performance Shares. Performance Targets will be established at the beginning of each Performance Period. The Committee shall be permitted to make adjustments when determining the attainment of the applicable Performance Targets to reflect extraordinary or nonrecurring items or events, or unusual nonrecurring gains or losses identified in the Company's financial statements, as long as any such adjustments are made in a manner consistent with Section 162(m) to the extent applicable. Awards of Performance Shares made to Participants subject to Section 162(m) of the Code are intended to qualify under Section 162(m) and provisions of such Awards shall be interpreted in a manner consistent with that intent, to the extent appropriate. At the end of the Performance Period, Performance Shares shall be converted into Common Stock (or cash or a combination of Common Stock and cash, as determined by the Award Agreement) and distributed to Participants based upon such entitlement. Award payments made in cash rather than the issuance of Common Stock shall not, by reason of such payment in cash, result in additional shares being available for reissuance pursuant to
Section 5 hereof.

    10.3 Additional Terms and Conditions. The Committee may, by way of the Award Agreement or Administrative Policies, determine the manner of payment of Awards of Performance Shares and other terms, conditions or restrictions, if any, on any Award of Performance Shares, provided they are consistent with the Plan and to the extent applicable, Section 162(m) of the Code.

11. DIRECTORS' STOCK OPTIONS

    11.1 Grants. Awards may be granted to nonemployee directors only in the form of stock options satisfying the requirements of this
Section 11 ("Director Stock Options"). Subject to Section 16 hereof, on the date following the commencement of the Company's annual meeting of stockholders each year, there shall be granted to each nonemployee director an option to purchase up to a maximum of 9,000 shares of Common Stock. The amount of shares subject to the option shall be determined in the Committee's discretion. All such options shall be nonstatutory stock options.

    11.2 Option Exercise Price. The option exercise price of Director Stock Options shall be 100 percent of the Fair Market Value on the date such options are granted. The Committee shall be authorized to compute the price per share on the date of grant. Payment of the option exercise price may be made in cash or in shares of Common Stock or a combination of cash and Common Stock.

    11.3 Award Agreement. Director Stock Options shall be evidenced by an Award Agreement in the form of a stock option agreement, dated as of the date of the grant, which agreement shall be in such form, consistent with the terms and requirements of this Section 11, as shall be approved by the Committee from time to time and executed on behalf of the Company by its Chief Executive Officer.

    11.4 Terms and Conditions of Director Stock Options. Director Stock Options shall become fully exercisable on the first anniversary of the date of grant and shall terminate upon the expiration of five years from the date of grant. To the extent an option is not otherwise exercisable at the date of the nonemployee director's retirement under a retirement plan or policy of the Company or at the time a nonemployee director ceases to be a director on account of disability, it shall become fully exercisable upon such retirement or cessation of service as a director due to disability. Upon such retirement or cessation of service due to disability, such options shall be exercisable for a period of five years, subject to the original term thereof. Options not otherwise exercisable at the time of the death of a nonemployee director during service with the Company shall become fully exercisable upon his death. Upon the death of a nonemployee director while in service as a director or within the five-year period during which the options are exercisable following the retirement or disability of a nonemployee director, such options shall remain exercisable (subject to the original term of the option) for a period of one year after the date of death. To the extent an option is exercisable on the date a director ceases to be a director (other than by reason of disability, death or retirement), the option shall continue to be exercisable (subject to the original term of the option) for a period of 90 days thereafter.

    11.5 Transferability. No option shall be transferable by a nonemployee director except by will or the laws of descent and distribution, and during the director's lifetime options may be exercised only by him or his legal representative.

    11.6 Change of Control. Director Stock Options not otherwise exercisable at the time of a Change of Control shall become fully exercisable upon such Change of Control. In the case of a Change of
Control:

    (i) The Company shall make payment to directors with respect to Director Stock Options in cash in an amount equal to the appreciation in the value of the Director Stock Option from the option exercise price specified in the Award Agreement to the Change of Control Price;

    (ii) The cash payments to directors shall be due and payable, and shall be paid by the Company, immediately upon the occurrence of such Change of Control; and

    (iii) After the payment provided for in (i) above, nonemployee directors shall have no further rights under Director Stock Options outstanding at the time of such Change in Control.

12. LONG-TERM CASH BONUS

    12.1 Eligibility. Only Executive Officers shall be eligible to receive a Long-Term Cash Bonus. Not later than ninety (90) days after the commencement of a Performance Period, the Committee shall select the Executive Officers eligible to receive a Long-Term Cash Bonus for the Performance Period. Each Executive Officer participating in a Performance Period shall be eligible to receive a Long-Term Cash Bonus upon completion of a Performance Period only if Executive Officer is still employed by the Company upon the last day of such Performance Period, provided, however, that the Committee shall have the discretion to grant eligibility to the Executive Officer in its discretion, notwithstanding the fact that the Executive Officer is not still employed by the Company at such point.

    12.2 Performance Target(s); Business Criteria; Base Salary Factors. The applicable Business Criteria and Performance Targets for a given Performance Period shall be established by the Committee in advance of the deadlines set forth in the regulations under
Section 162(m) of the Code and while the performance relating to the Performance Targets remains substantially uncertain within the meaning of Section 162(m) of the Code. The Committee shall be permitted to make adjustments when determining the attainment of Performance Targets to reflect extraordinary or nonrecurring items or events, or unusual nonrecurring gains or losses identified in the Company's financial statements, as long as any such adjustments are made in a manner consistent with Section 162(m) of the Code, to the extent applicable.

    12.3 Calculation of Long-Term Cash Bonus. At the beginning of each Performance Period, the Committee shall provide in terms of an objective formula or standard for each Executive Officer: (a) the method of computing the specific amount that will represent the Executive Officer's Long-Term Cash Bonus; and (b) the Base Salary Factor to be used in calculating any Executive Officer's Long-Term Cash Bonus. Subject to Section 12.4, at the first meeting of the Committee after the expiration of the Performance Period, the Committee shall determine the extent to which the Performance Targets have been achieved, and shall determine each Executive Officer's Payment Opportunity based on his or her Base Salary Factor. Notwithstanding the attainment of the Performance Targets, Long-Term Cash Bonuses for individual Executive Officers may be denied or adjusted by the Committee, in its sole judgment, based on its assessment of the Executive Officer's performance. However, no upward adjustment may be made to a Long-Term Cash Bonus for an Executive Officer if Section 162(m) of the Code would limit the deduction the Company may claim for that Executive Officer's compensation.

    12.4 Maximum Long-Term Cash Bonus. Notwithstanding any other provision in the Plan, no Executive Officer shall receive for any Performance Period any Long-Term Cash Bonus under the Plan in excess of $3,000,000 or, if less, three times his or her Base Salary as of the last day of the applicable Performance Cycle. Any Payment Opportunity in excess of the foregoing limits shall be reduced automatically to the extent of the excess.

    12.5 Payment. Long-Term Cash Bonuses shall be paid in cash or Restricted Stock Awards, as determined by the Committee and subject to the remaining terms of this Plan. Payment of Long-Term Cash Bonuses shall occur within a reasonable time after the Committee has certified in writing the extent to which the Performance Targets have been achieved and determined the amount of each Executive Officer's Long-Term Cash Bonus for the given Performance Period pursuant to Sections 12.3 and 12.4 hereof.

13. DIVIDENDS AND DIVIDEND EQUIVALENTS; DEFERRALS

    13.1 If an Award is granted in the form of a Restricted Stock Award or Performance Shares, the Committee may choose, at the time of the grant of the Award, to include as part of such Award an entitlement to receive dividends or dividend equivalents, subject to such terms, conditions, restrictions or limitations, if any, as the Committee may establish. Dividends and dividend equivalents shall be paid in such form and manner and at such time as the Committee shall determine.

    13.2 The Committee may permit Participants to elect to defer the issuance of shares or the settlement of Awards in cash under Administrative Policies established by the Committee. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts or the payment or crediting of dividend equivalents on deferred settlements denominated in shares. Notwithstanding the foregoing, to the extent the Award being deferred is that of a Participant subject to Section 162(m) of the Code, the Committee will ensure that any increase in the Award will be based upon a reasonable rate of interest or on one or more predetermined actual investments such that the amount payable at the later date will be based upon actual returns, including any decrease or increase in the value of the investment(s).

14. TERMINATION OF EMPLOYMENT

    Consistent with the requirements of Section 162(m) regarding "qualified performance-based compensation," the Committee shall adopt Administrative Policies determining the entitlement of Participants who cease to be employed by either the Company or its subsidiaries due to death, disability, resignation, termination or retirement pursuant to an established retirement plan or policy of the Company or its subsidiaries.

15. ASSIGNMENT AND TRANSFER

    The rights and interests of a Participant under the Plan may not be assigned, encumbered or transferred except, in the event of the death of a Participant, by will or the laws of descent and distribution. Notwithstanding the foregoing, the Committee may, in its discretion, grant stock options to one or more executive officers of the Company on terms that permit the stock options to be transferred by any such executive officer, for estate planning purposes, to (a) the executive officer's spouse, children, grandchildren, parents, siblings, stepchildren, stepgrandchildren or in-laws ("Family Members"), (b) entities that are exclusively family-related, including trusts for the exclusive benefit of Family Members and limited partnerships or limited liability companies in which Family Members are the only partners or members, or (c) such other persons or entities specifically approved by the Committee. The terms and conditions applicable to the transfer of any such stock options shall be established by the Committee, in its discretion but consistent with this Section 15, and shall be contained in the applicable stock option agreement between the Company and the executive officer.

16. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

    In the event of any change in the outstanding shares of Common Stock by reason of a reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or shares of the Company, the maximum aggregate number and class of shares as to which Awards may be granted under the Plan, including any limitations upon individual Participants or regarding Director Stock Options, as well as the number and class of shares issuable, and the related option exercise price, pursuant to then outstanding Awards, shall be appropriately adjusted by the Committee, whose determination shall be final.

17. WITHHOLDING TAXES

    The Company shall have the right to deduct from any payment to be made pursuant to the Plan the amount of any taxes required by law to be withheld therefrom, or to require a Participant to pay to the Company such amount required to be withheld prior to the issuance or delivery of any shares of Stock or the payment of cash under the Plan. The Committee may, in its discretion, permit a Participant to elect to satisfy such withholding obligation by having the Company retain the number of shares of Common Stock whose Fair Market Value equals the amount required to be withheld. Any fraction of a share of Common Stock required to satisfy such obligation shall be disregarded and the amount due shall instead be paid in cash to the Participant.

18. REGULATORY APPROVALS AND LISTINGS

    Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue or deliver certificates of Common Stock evidencing Restricted Stock Awards or any other Award payable in Common Stock prior to (i) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (ii) the admission of such shares to listing on the Stock Exchange and (iii) the completion of any registration or other qualification of said shares under any state or federal law or ruling of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.

19. NO RIGHT TO CONTINUED EMPLOYMENT OR GRANTS

    No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or its subsidiaries. Further, the Company and its subsidiaries expressly reserve the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any Award Agreement entered into hereunder.

20. CHANGE OF CONTROL

    In the event of a Change of Control, (i) all SARs which have not been granted in tandem with stock options shall become exercisable in full, (ii) the restrictions applicable to all shares of restricted stock shall lapse and such shares shall be deemed fully vested and all restricted stock granted in the form of share units shall be paid in cash, (iii) all Performance Shares and Long-Term Cash Bonuses shall be deemed to be earned in full and all Performance Shares granted in the form of share units shall be paid in cash, and (iv) any Participant who has been granted a stock option which is not exercisable in full shall be entitled, in lieu of the exercise of the portion of the stock option which is not exercisable, to obtain a cash payment in an amount equal to the difference between the option price of such stock option and (A) in the event the Change of Control is the result of a tender offer or exchange offer for the Common Stock, the final offer price per share paid for the Common Stock, or such lower price as the Committee may determine with respect to any incentive stock option to preserve its incentive stock option status, multiplied by the number of shares of Common Stock covered by such portion of the stock option, or (B) in the event the Change of Control is the result of any other occurrence, the aggregate value of the Common Stock covered by such portion of the stock option, as determined by the Committee at such time. The Committee may, in its discretion, include such further provisions and limitations in any agreement documenting such Awards as it may deem equitable and in the best interests of the Company.

21. AMENDMENT

    The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made that would impair the rights of a Participant under an outstanding Award without the Participant's consent, and no amendment shall be made without stockholder approval if such approval is necessary in order to preserve the applicability of any exemption under Rule 16b-3 under the Exchange Act or qualification of any Award under Section 162(m), or is otherwise required as a matter of law. Further, no amendment to the Plan shall be effective that would: (a) increase the maximum amount that can be paid to a Participant under the Plan; (b) change the Business Criteria for payment of performance-based Awards; or (c) modify the eligibility requirements for Participants in the Plan, unless first approved by the Company's stockholders.

22. GOVERNING LAW

    The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable
Federal law.

23. RIGHTS AS SHAREHOLDER

    Except as otherwise provided in the Award Agreement, a Participant shall have no rights as a shareholder until he or she becomes the holder of record. To the extent any person acquires a right to receive payments from the Company under this Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company.

24. EFFECTIVE DATE

    The Plan became effective on December 23, 1993. Subject to earlier termination pursuant to Section 20, the Plan shall terminate effective December 31, 2005. After termination of the Plan, no future Awards may be granted but previously made Awards shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the Plan.

                            GARDNER DENVER, INC.
                                COMMON STOCK
        PROXY/VOTING INSTRUCTIONS SOLICITED BY THE BOARD OF DIRECTORS
                     FOR ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 7, 2002

P        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
R
O
X
Y

The undersigned, having received the Notice and Proxy Statement for the Annual Meeting of Stockholders, hereby appoints each of Ross J. Centanni, Philip R. Roth and Tracy D. Pagliara as the true and lawful attorneys-in-fact, agents and proxies (with full power of substitution) to represent the undersigned and to vote at the Annual Meeting of Stockholders of the Company, to be held at the Holiday Inn Quincy, 201 South Third Street, Quincy, Illinois on Tuesday, May 7, 2002 at 1:30 p.m., local time, and any and all adjournments of the Meeting, in the manner specified, with respect to all shares of Common Stock of Gardner Denver, Inc. which the undersigned is entitled to vote. The undersigned also hereby directs UMB Bank, N.A., as trustee ("UMB Bank"), to represent the undersigned and to vote at such Meeting, and any and all adjournments of the Meeting, in the manner specified, with respect to all shares of Common Stock to which the undersigned, as a participant in the Gardner Denver, Inc. Retirement Savings Plan (and the Gardner Denver Supplemental Excess Defined Contribution Plan) and/or the Gardner Denver, Inc. Savings Plan (the "Savings Plans"), is entitled to direct the voting. Such representation and voting shall be according to the number of votes which the undersigned would possess if personally present, for the purposes of considering and taking action upon the matters set forth below, as more fully described in the Notice and Proxy Statement.

Should any other matter requiring a vote of the stockholders arise, the proxies named above are authorized to vote in accordance with their discretion. The Board of Directors is not aware of any matter which is to be presented for action at the meeting, other than as set forth on this card.

THIS PROXY/VOTING INSTRUCTION CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED AND DEEMED AN INSTRUCTION TO UMB BANK TO VOTE IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO INSTRUCTION IS MADE, THIS PROXY/VOTING INSTRUCTION CARD WILL BE VOTED, IN THE SAME PROPORTION (FOR OR AGAINST) AS THE SHARES FOR WHICH INSTRUCTIONS ARE RECEIVED.

Shares of Common Stock held in the Savings Plans will be voted by UMB Bank as trustee of the Savings Plans. Participants in the Savings Plans should indicate their voting instructions for each action to be taken under proxy. All voting instructions from Savings Plans participants will be kept confidential.

PLEASE SIGN AND DATE ON THE REVERSE SIDE AND MAIL PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR OTHERWISE TO P.O. BOX 8615, EDISON, NEW JERSEY 08818-9123.

                                                              SEE REVERSE
                                                                 SIDE


                              DETACH PROXY CARD

                           STOCKHOLDER INFORMATION

CORPORATE OFFICES                                 TRANSFER AGENT AND REGISTRAR
Gardner Denver, Inc.                              EquiServe
1800 Gardner Expressway                           P.O. Box 2500
Quincy, Illinois  62305-9364                      Jersey City, New Jersey  07303-2500
(217) 222-5400                                    (800) 519-3111
E-mail address: mktg@gardnerdenver.com            (201) 324-1225
                                                  (201) 222-4955 (for the hearing impaired)
                                                  E-mail address: equiserve@equiserve.com
INTERNET ACCESS
For Internet access to information on your
Gardner Denver investment, contact our
transfer agent at (877) 843-9327 for a
personal identification number and visit
their website at http://www.equiserve.com

NEWS RELEASES BY FAX
News releases, including the quarterly earnings release, are available by fax, without charge, by calling (800) 758-5804, extension 303875, or by visiting our website at http://www.gardnerdenver.com.

/ X /  PLEASE MARK
       YOUR VOTE AS IN
       THIS EXAMPLE.

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED, WILL
BE VOTED "FOR" ALL NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSAL 2.
-------------------------------------------------------------------------------
                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                  "FOR" ALL NOMINEES AND "FOR" PROPOSAL 2.
-------------------------------------------------------------------------------

                  For   Withheld                                                                              For  Against  Abstain
 1. Election of                  Two Directors are to be elected at the meeting.   2. Approval of Amendment to
    Directors.                   The nominees of the Board of Directors are:          Long-Term Incentive Plan.

                  / /     / /    01. Donald G. Barger, Jr.
                                 02. Raymond R. Hipp                                                          / /     / /     / /


To withhold your vote for any nominee(s), write the name(s) here:


----------------------------------------------------




                                    I plan to attend the annual meeting.  / /



                                    Please sign exactly as name(s) appear on this proxy/voting instruction card. When shares are held by joint tenants, both should sign. When signing as attorney-in-fact, executor, administrator, personal representative, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.




                                    Signature(s) of Stockholder(s)       Date



                            FOLD AND DETACH HERE

    [LOGO]                  GARDNER DENVER, INC.
                       ANNUAL MEETING OF STOCKHOLDERS
                           MAY 7, 2002, 1:30 P.M.
                             HOLIDAY INN QUINCY
                           201 SOUTH THIRD STREET
                           QUINCY, ILLINOIS 62301

                     VOTE BY TELEPHONE, INTERNET OR MAIL
                           QUICK - EASY - RELIABLE

               GARDNER DENVER ENCOURAGES YOU TO TAKE ADVANTAGE
           OF THREE CONVENIENT ALTERNATIVES TO VOTE YOUR SHARES.

1.  VOTE BY PHONE: ON A TOUCH-TONE TELEPHONE DIAL 1-877-PRX-VOTE
    -------------
    (1-877-779-8683) FROM THE U.S. AND CANADA. You will be asked to enter the VOTER CONTROL NUMBER located in the box just below the perforation on this proxy card. This series of numbers is necessary to access both the telephone and Internet voting system.

2.  VOTE BY INTERNET: POINT YOUR BROWSER TO THE WEB ADDRESS:
    ----------------
    http://www.eproxyvote.com/gdi. You will be asked to enter the VOTER CONTROL NUMBER located in the box just below the perforation on this proxy card. Then follow the instructions.

3.  VOTE BY MAIL: MARK, SIGN AND DATE YOUR PROXY CARD AND RETURN IT IN THE
    ------------
    POSTAGE-PAID ENVELOPE. If you are voting by telephone or the Internet, you do not need to return your proxy card.

You may vote by telephone or through the Internet 24 hours a day, 7 days a week, by following the directions described above. Telephone or Internet votes must be received by 12:00 midnight Eastern time on May 6, 2002 for all shares of Common Stock, except shares held in the Gardner Denver, Inc. Retirement Savings Plan (and the Gardner Denver Supplemental Excess Defined Contribution Plan) and/or the Gardner Denver, Inc. Savings Plan (the "Savings Plans").


Shares of Common Stock held in the Savings Plans will be voted by UMB Bank, N.A. ("UMB Bank"), as trustee of the Savings Plans. Voting instructions to UMB Bank regarding your Savings Plans shares must be received by 12:00 midnight Eastern time on May 3, 2002. Such voting instructions can be made in the same manner as other shares of Common Stock are voted by proxy (i.e., by returning the proxy card by mail or voting by telephone or through the Internet as described above). After May 3, 2002, all Savings Plans shares for which voting instructions have not been received will be voted by UMB Bank in the same proportion (for or against) as the shares for which instructions are received.

YOUR VOTE BY TELEPHONE OR THROUGH THE INTERNET AUTHORIZES UMB BANK AND THE PROXIES NAMED ON THE ABOVE PROXY CARD TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD. THEREFORE, IF YOU VOTE BY TELEPHONE OR INTERNET, THERE IS NO NEED TO RETURN YOUR PROXY CARD.

-------------------------------------------------------------------------------
THIS IS YOUR PROXY. YOUR VOTE IS IMPORTANT. IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THIS MEETING, WHETHER OR NOT YOU ATTEND THE MEETING IN PERSON. TO MAKE SURE YOUR SHARES ARE REPRESENTED, WE URGE YOU TO COMPLETE
AND MAIL YOUR PROXY CARD, VOTE TELEPHONICALLY OR VIA THE INTERNET BY
FOLLOWING THE INSTRUCTIONS ABOVE. THANK YOU FOR VOTING.
-------------------------------------------------------------------------------

                            APPENDIX


    Page 15 of the printed proxy contains a Stock Performance
Graph. The information contained in the graph is restated in the table immediately following.